Exhibit 10.2

EXECUTION VERSION

$2,500,000,000

THREE-YEAR CREDIT AGREEMENT

among

INTERNATIONAL BUSINESS MACHINES CORPORATION and

IBM CREDIT LLC, as Borrowers

The Several Lenders
from Time to Time Parties Hereto

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

BNP PARIBAS, CITIBANK, N.A.,

ROYAL BANK OF CANADA, and MIZUHO BANK, LTD.
as Syndication Agents

and

BARCLAYS BANK PLC, BANK OF AMERICA, N.A.,

DEUTSCHE BANK SECURITIES INC.,

HSBC BANK USA, NATIONAL ASSOCIATION, SOCIETE GENERALE,

and WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agents

Dated as of July 20, 2017

JPMORGAN CHASE BANK. N.A., BNP PARIBAS,

CITIGROUP GLOBAL MARKETS INC., and RBC CAPITAL MARKETS(1)
as Joint Lead Arrangers and Joint Bookrunners

(1)         RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

i

4.9	Investment Company Act, etc.	40
4.10	Tax Returns	40
4.11	No Material Misstatements	40
4.12	ERISA	40
4.13	Use of Proceeds	40
4.14	Anti-corruption Laws	40

SECTION 5.	CONDITIONS PRECEDENT	41

5.1	Conditions to Effectiveness	41
5.2	Conditions to Each Loan	42

SECTION 6.	AFFIRMATIVE COVENANTS	42

6.1	Existence; Business and Properties	42
6.2	Financial Statements, Reports, etc.	43
6.3	Notices	44
6.4	Anti-Corruption Laws	44

SECTION 7.	NEGATIVE COVENANTS	44

7.1	Limitation on Secured Debt and Sale and Leaseback Transactions	44
7.2	Mergers, Consolidations and Sales of Assets	45
7.3	Margin Regulations	45
7.4	Financial Covenants	46
7.5	Anti-Corruption Laws	46
7.6	Modifications of Support Agreement	46

SECTION 8.	EVENTS OF DEFAULT	46

SECTION 9.	THE ADMINISTRATIVE AGENT	48

9.1	Appointment	48
9.2	Delegation of Duties	48
9.3	Exculpatory Provisions	48
9.4	Reliance by Administrative Agent	48
9.5	Notice of Default	49
9.6	Non-Reliance on Administrative Agent and Other Lenders	49
9.7	Indemnification	49
9.8	Administrative Agent in Its Individual Capacity	50
9.9	Successor Administrative Agent	50
9.10	Syndication and Documentation Agents	50

SECTION 10.	[RESERVED]	50

SECTION 11.	MISCELLANEOUS	50

11.1	Amendments and Waivers	50

11.2	Notices	51
11.3	No Waiver; Cumulative Remedies	52
11.4	Survival of Representations and Warranties	52
11.5	Payment of Expenses	52
11.6	Participations	53
11.7	Transfers of Competitive Loans	54
11.8	Assignments	55
11.9	The Register; Disclosure; Pledges to Federal Reserve Banks	56
11.10	Changing Designations of Competitive Loan Lenders	56
11.11	Replacement of Lenders under Certain Circumstances	56
11.12	Adjustments; Set-off	57
11.13	Counterparts	57
11.14	Severability	58
11.15	Integration	58
11.16	GOVERNING LAW	58
11.17	Submission To Jurisdiction; Waivers	58
11.18	Judgment Related to Borrowings	58
11.19	Acknowledgements	59
11.20	WAIVERS OF JURY TRIAL	59
11.21	Confidentiality	59
11.22	Binding Effect	60
11.23	Incremental Revolving Credit Commitments	60
11.24	USA PATRIOT Act	61
11.25	No Fiduciary Duty, etc.	61
11.26	EU Bail-In	61

SCHEDULES

SCHEDULE 1.1	Revolving Credit Commitments
SCHEDULE 6.2(c)	Compliance Certificate

EXHIBITS

EXHIBIT A	Form of Competitive Loan Confirmation
EXHIBIT B	Form of Competitive Loan Offer
EXHIBIT C	Form of Competitive Loan Request
EXHIBIT D	Form of Closing Certificate
EXHIBIT E	Form of Assignment and Assumption
EXHIBIT F	Form of Revolving Credit Loan Promissory Note
EXHIBIT G	Form of Competitive Loan Promissory Note
EXHIBIT H	Form of New Lender Supplement
EXHIBIT I	Form of Incremental Commitment Supplement
EXHIBIT J	Form of U.S. Tax Compliance Certificates
EXHIBIT K	Form of Extension Request

v

THREE-YEAR CREDIT AGREEMENT, dated as of July 20, 2017, among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“IBM”) and its Subsidiary IBM CREDIT LLC, a Delaware limited liability company (“IBMCLLC”)  (each individually a “Borrower” and together the “Borrowers”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”), BNP PARIBAS, CITIBANK, N.A., ROYAL BANK OF CANADA and MIZUHO BANK, LTD. as syndication agents (in such capacity, the “Syndication Agents”) and  BARCLAYS BANK PLC, BANK OF AMERICA, N.A., DEUTSCHE BANK SECURITIES INC., HSBC BANK USA, NATIONAL ASSOCIATION, SOCIETE GENERALE,  and WELLS FARGO BANK, NATIONAL ASSOCIATION, as documentation agents (in such capacity, the “Documentation Agents”).

The parties hereto hereby agree as follows:

SECTION 1.         DEFINITIONS

1.1  Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“1985 Indenture”:  the Indenture, dated as of July 15, 1985, between IBM and The Bank of New York (successor to Morgan Guaranty Trust Company of New York), as Trustee.

“1990 Indenture”:  the Indenture, dated as of March 1, 1990, between IBM and The Bank of New York, as Trustee.

“ABR”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) the Eurodollar Rate that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) in respect of a proposed Eurodollar Loan with a one-month Interest Period plus 1.0%.  For purposes hereof:  “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City (each change in the Prime Rate to be effective on the date such change is publicly announced). If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the NYFRB Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.  Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or such Eurodollar Rate shall be effective on the effective day of such change in the Prime Rate, the NYFRB Rate or such Eurodollar Rate, respectively.

“ABR Loans”:  Loans the rate of interest applicable to which is based upon the ABR.

“Act”:  as defined in Section 11.24.

“Affiliate”:  as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 25% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Aggregate Outstanding Revolving Extensions of Credit”:  as to any Lender at any time, the aggregate Dollar Amount of all Revolving Credit Loans made by such Lender then outstanding.

“Agreement”:  this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Index Rate” in respect of any Index Rate Competitive Loan of a specified maturity requested pursuant to an Index Rate Competitive Loan Request, the rate of interest, determined on the basis of the rate for deposits in Dollars with a maturity comparable to the maturity applicable to such Index Rate Competitive Loan, appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to the Borrowing Date in respect of such Index Rate Competitive Loan (the “Index Screen Rate”).  In the event that such rate does not appear on such page (or otherwise on such screen), the “Applicable Index Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and IBM or, in the absence of such agreement, the “Applicable Index Rate” shall instead be the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Index Screen Rate for the longest period (for which that Index Screen Rate is available in Dollars) that is shorter than the Interest Period applicable to such Index Rate Competitive Loan and (b) the Index Screen Rate for the shortest period (for which that Index Screen Rate is available for Dollars) that exceeds the Interest Period applicable to such Index Rate Competitive Loans, in each case, at such time with a maturity comparable to the maturity applicable to such Index Rate Competitive Loan and in an amount comparable to the amount of such Index Rate Competitive Loan.

“Applicable Margin”:  on any date, with respect to (a) any Eurodollar Loan, a rate per annum equal to the Credit Default Swap Spread applicable to the relevant Borrower in effect for Eurodollar Loans on such date, (b) any EURIBOR Loan, a rate per annum equal to the Credit Default Swap Spread applicable to the relevant Borrower in effect for EURIBOR Loans on such date or (c) any ABR Loan, a rate per annum equal to the Credit Default Swap Spread applicable to the relevant Borrower in effect for ABR Loans on such date less 1% per annum (but not less than 0%).  Notwithstanding the foregoing, (x) the non-default Applicable Margin for Eurodollar Loans and EURIBOR Loans in effect at any time shall not be less than the minimum applicable margin (the “Minimum Eurodollar/EURIBOR Applicable Margin”), and shall not exceed the maximum applicable margin (the “Maximum Eurodollar/EURIBOR Applicable Margin”) corresponding to the Status then in effect on such date of determination as set forth below and (y) the non-default Applicable Margin for ABR Loans in effect at any time shall not be less than the minimum applicable margin (the “Minimum ABR Applicable Margin”), and shall not exceed the maximum applicable margin (the “Maximum ABR Applicable Margin”) corresponding to the Status then in effect on such date of determination as set forth below:

	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Minimum Eurodollar/EURIBOR Applicable Margin	0.10%	0.10%	0.10%	0.25%	0.30%
Maximum Eurodollar/EURIBOR Applicable Margin	0.75%	0.75%	0.75%	1.00%	1.125%
Minimum ABR Applicable Margin	0.00%	0.00%	0.00%	0.00%	0.00%
Maximum ABR Applicable Margin	0.00%	0.00%	0.00%	0.00%	0.125%

If at any time (i) the Credit Default Swap Spread applicable to IBMCLLC is unavailable and (ii) IBMCLLC’s long term senior unsecured debt rating, for debt that has the benefit of support arrangements from IBM comparable to those provided for in the Support Agreement but is not guaranteed by any other Person or subject to any other credit enhancement, by each of S&P and Moody’s are equal to or higher than those of IBM at such time, the Credit Default Swap Spread of IBMCLLC shall be deemed to be the Credit Default Swap Spread applicable to IBM at such time.  If at any time the Credit Default Swap Spread applicable to IBM or IBMCLLC (subject, in the case of IBMCLLC, to the immediately preceding sentence) is unavailable, IBM and the Lenders shall negotiate in good faith (for a period of up to thirty days after the Credit Default Swap Spread becomes unavailable (such thirty-day period, the “Negotiation Period”)) to agree on an alternative method for establishing the Applicable Margin.  The Applicable Margin at any date of determination thereof which falls during the Negotiation Period shall be based upon the then most recently available quote of the Credit Default Swap Spread.  If no such alternative method is agreed upon during the Negotiation Period, the Applicable Margin at any date of determination subsequent to the end of the Negotiation Period shall be the greater of (i) a rate per annum based upon the then most recently available quote of the Credit Default Swap Spread (but in no event (A) greater than the Maximum Eurodollar/EURIBOR Applicable Margin or the Maximum ABR Applicable Margin, as the case may be or (B) less than the Minimum Eurodollar/EURIBOR Applicable Margin or the Minimum ABR Applicable Margin, as the case may be) and (ii) a rate per annum equal to 75% of the Maximum Eurodollar/EURIBOR Applicable Margin or the Maximum ABR Applicable Margin, as the case may be.

“Attributable Debt”:  as of any date of determination, the present value (discounted semiannually at the Attributable Interest Rate) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales).  In the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, such rental payments shall be considered for purposes of this definition to be the lesser of (a) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and (b) the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

“Attributable Interest Rate”:  as of the date of its determination, the weighted average of the interest rates (or the effective rate in the case of original issue discount securities or discount securities) of (a) all Outstanding Securities (as such term is defined in the 1990 Indenture) of IBM under the 1990 Indenture and all securities of IBM issued and outstanding (as defined in the 1985 Indenture) under the 1985 Indenture to which Sections 6.05 and 6.06 of the 1985 Indenture apply (and whose application has not been waived), or (b) at any time when no securities of IBM referred to in clause (a) of this sentence are outstanding, all outstanding Loans and all other outstanding Funded Debt of IBM and IBMCLLC.

“Available Revolving Credit Commitment”:  as to any Lender, at any time of determination, an amount equal to such Lender’s Revolving Credit Commitment at such time minus such Lender’s Aggregate Outstanding Revolving Extensions of Credit at such time.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Day”:  in respect of any city, any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in that city.

“Bankruptcy Event”:  with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, other than via an Undisclosed Administration, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”:  as defined in the preamble hereto.

“Borrower Obligations”:  any and all obligations of any Borrower for the payment of money hereunder or in respect hereof, whether absolute or contingent.

“Borrowing Date”:  any Business Day specified in a notice pursuant to Section 2.2, 2.5 or 2.8 as a date on which the relevant Borrower requests Loans to be made hereunder.

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, except that, when used in connection with (i) a Eurodollar Loan or a Competitive Loan, “Business Day” shall not include any day on which banks are not open for dealings in Dollar deposits in the London interbank market and (ii) a EURIBOR Loan, “Business Day” shall not include any day on which TARGET is authorized or required by law to close.

“Calculation Date”:  (a) the last Business Day of each calendar month, (b) at the Administrative Agent’s option in its sole discretion, any Business Day on which a Borrower gives the Administrative Agent a notice requesting Loans to be made hereunder and (c) each date of any continuation of any Loan denominated in Euros.

“Capital Lease”:  with respect to any Person, any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person that is required to be accounted for as a liability on a balance sheet of such Person in accordance with GAAP.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Commitment Fee Rate”:  a rate per annum equal to the average of (A) the applicable rate per annum set forth below based on the Status in effect for IBM and (B) the applicable rate per annum set forth below based on the Status for IBMCLLC:

Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
0.04%	0.04%	0.05%	0.07%	0.09%

“Commitment Percentage”:  as to any Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans of all Lenders then outstanding).

“Commitments”:  the Revolving Credit Commitments.

“Competitive Loan”:  each loan made pursuant to Section 2.7.

“Competitive Loan Assignee”:  as defined in Section 11.7(a).

“Competitive Loan Assignment”:  any assignment by a Competitive Loan Lender to a Competitive Loan Assignee of a Competitive Loan; any such Competitive Loan Assignment to be registered in the Register must set forth, in respect of the Competitive Loan Assignee thereunder, the full name of such Competitive Loan Assignee, its address for notices, its lending office address (in each case with telephone and facsimile transmission numbers) and payment instructions for all payments to such Competitive Loan Assignee, and must contain an agreement by such Competitive Loan Assignee to comply with the provisions of Sections 2.18, 2.20, 11.7 and 11.21.

“Competitive Loan Borrowing Period”:  the period from and including the Effective Date until the earlier of (a) the date which is 14 days prior to the Termination Date and (b) the last day of the Revolving Credit Commitment Period.

“Competitive Loan Confirmation”:  each confirmation by the relevant Borrower of its acceptance of Competitive Loan Offers, which Competitive Loan Confirmation shall be substantially in the form of Exhibit A and shall be delivered to the Administrative Agent in writing or by facsimile transmission.

“Competitive Loan Lender”:  each Lender that has agreed to offer to make Competitive Loans hereunder and each other Lender that shall hereafter be designated as a Competitive Loan Lender in accordance with the provisions of Sections 11.7 and 11.10.

“Competitive Loan Maturity Date”:  as to any Competitive Loan, the date specified by the relevant Borrower pursuant to Section 2.8(d)(ii) in its acceptance of the related Competitive Loan Offer.

“Competitive Loan Offer”:  each offer by a Competitive Loan Lender to make Competitive Loans pursuant to a Competitive Loan Request, which Competitive Loan Offer shall contain the information specified in Exhibit B and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

“Competitive Loan Request”:  each request by a relevant Borrower for Competitive Loan Lenders to submit bids to make Competitive Loans, which request shall contain the information in respect of such requested Competitive Loans specified in Exhibit C and shall be delivered to the Administrative Agent in writing or by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

“Consolidated Adjusted Cash Flow”:  for any period, earnings before income taxes of IBM and its consolidated Subsidiaries for such period, excluding gains or losses from the divestiture or sale of a business, plus, to the extent deducted in arriving at earnings before income taxes of IBM and its consolidated Subsidiaries for such period, the sum of (i) Consolidated Net Interest Expense, (ii) depreciation expense, (iii) amortization expense and (iv) restructuring charges minus the sum of (a) cash payments made during such period in respect of restructuring charges, (b) payments made during such period for plant, rental machines and other property excluding acquisitions of businesses (net of proceeds received during such period from dispositions of plant, rental machines and other property excluding divestitures or sales of businesses) and (c) investment in software for such period, all as determined on a consolidated basis in accordance with GAAP and, where applicable, determined by reference to the consolidated statement of earnings or (including in the case of clauses (b) and (c) above) statement of cash flows of IBM and its consolidated Subsidiaries.

“Consolidated Net Interest Expense”:  for any period, (a) total interest cost of IBM and its Subsidiaries for such period minus (b) interest income of IBM and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Interest Expense Ratio”:  for any period, the ratio of Consolidated Adjusted Cash Flow for such period to Consolidated Net Interest Expense for such period.

“Consolidated Net Tangible Assets”:  at any date, the total assets appearing on the consolidated statement of financial position of IBM and its Subsidiaries most recently delivered to the Administrative Agent pursuant to Section 4.5, 6.2(a) or 6.2(b), as the case may be, less (a) all current liabilities as shown on such statement and (b) intangible assets.  As used herein, “intangible assets” means the value (net of any applicable reserves) as shown on or reflected in such statement, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium; but in no event shall the term “intangible assets” include program products.

“Credit Default Swap Spread”:  at any determination date, the credit default swap spread applicable to senior unsecured debt of the applicable Borrower that, in the case of IBMCLLC, has the benefit of support arrangements from IBM comparable to those provided for in the Support Agreement but that, in the case of such applicable Borrower, is not guaranteed by any other Person or subject to any other credit enhancement interpolated to the Termination Date (or if the Termination Date is less than one year from such determination date, the credit default swap spread applicable to senior unsecured debt of the applicable Borrower that is not guaranteed by any other Person or, except as set forth above in the case of IBMCLLC, subject to any other credit enhancement with a maturity of one year), in each case determined as of the close of business on the Business Day immediately preceding such determination date, as interpolated and reported by Markit Group Limited or any successor thereto. The Credit Default Swap Spread is determined (a) in the case of ABR Loans, initially on the Effective Date and thereafter on the first Business Day of each calendar quarter, and (b) in the case of any Eurodollar Loan or EURIBOR Loan, on the second Business Day prior to the first day of the Interest Period of such Eurodollar Loan or EURIBOR Loan (and, if applicable, the last Business Day prior to the continuation of such Eurodollar Loan or EURIBOR Loan), and thereafter, in the case of any Eurodollar Loan or EURIBOR Loan having an Interest Period of greater than three months, at the end of each successive three-month period during such Interest Period, with such Credit Default Swap Spread, as so determined, to be in effect as to such Eurodollar Loan or EURIBOR Loan for each day commencing with the first day of the applicable Interest Period until subsequently re-determined in accordance with the foregoing.

“Credit Party”:  the Administrative Agent.

“Debt”:  with respect to any Person, without duplication, all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others).

“Default”:  any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”:  any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified IBM, IBMCLLC or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.

“Dollar Amount”: at any time, (a) with respect to any Loan denominated in Dollars, the principal amount thereof then outstanding and (b) with respect to any Loan denominated in Euros, the principal amount thereof then outstanding in Euros, converted to Dollars in accordance with Section 2.23.

“Dollars” and “$”:  dollars in lawful currency of the United States of America.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”:  as defined in Section 5.1.

“EMU”: Economic and Monetary Union as contemplated by the Treaty.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time in effect.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Loans”: Revolving Credit Loans the rate of interest applicable to which is based upon the EURIBOR Rate.

“EURIBOR Rate”: with respect to any EURIBOR Loan for any Interest Period, the rate per annum equal to the offered rate per annum for Euro deposits for a period equal to one, two, three or six months (as selected by the applicable Borrower) appearing on Reuters Page EURIBOR01 (or any successor or substitute page which displays an average determined by the European Money Market Institute) (a “EURIBOR Screen Rate”) as of 11:00 a.m., Brussels time, two Business Days prior to the beginning of such Interest Period; provided, that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Interest Period”) with respect to Euros, then the EURIBOR Rate shall be the Interpolated

EURIBOR Rate at such time; provided, further that if the EURIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  “Interpolated EURIBOR Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which that EURIBOR Screen Rate is available in Euros) that is shorter than the Impacted EURIBOR Interest Period and (b) the EURIBOR Screen Rate for the shortest period (for which that EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Interest Period, in each case, at such time; provided, that, if any Interpolated EURIBOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“EURIBOR Tranche”:  the collective reference to EURIBOR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such EURIBOR Loans shall originally have been made on the same day).

“Euro” or “€”: the single currency of Participating Member States introduced in accordance with the provisions of Article 109(1)(4) of the Treaty and, in respect of all payments to be made under this Agreement in Euros, means immediately available, freely transferable funds.

“Euro Funding Office”: the Administrative Agent’s office located at 25 Bank Street, Canary Wharf, London E14 5JP, or such office as may be designated by the Administrative Agent by written notice to the Borrowers and the relevant Lenders.

“Eurodollar Loans”:  Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”:  with respect to any Eurodollar Loans for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on the LIBOR01 page of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the Eurodollar Rate shall be the Interpolated Rate at such time.  “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Tranche”:  the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

“Event of Default”:  any of the events specified in Section 8, provided that all requirements for the giving of notice and/or the lapse of time have been satisfied.

“Exchange Rate”:  on any particular date, the rate at which Euros may be exchanged into Dollars, as set forth on such date on ICE Data Services as the “ask price” or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services.  In the event that such rate does not appear on ICE Data Services (or on any information service which publishes that rate of exchange from time to time in place of ICE Data Services), the “Exchange Rate” with respect to Euros shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and IBM or, in the absence of such agreement, such “Exchange Rate” shall instead be the rate that the Administrative Agent determines after using any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Existing Termination Date”: as defined in Section 2.21(c).

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate”:  for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fixed Rate Competitive Loan Request”:  any Competitive Loan Request requesting the Competitive Loan Lenders to offer to make Fixed Rate Competitive Loans.

“Fixed Rate Competitive Loans”:  Competitive Loans the rate of interest applicable to which is equal to a fixed percentage rate per annum specified by the Competitive Loan Lender making such Loan in its Competitive Loan Offer (as opposed to a rate composed of the Applicable Index Rate plus or minus a margin).

“Funded Debt”:  any Debt maturing by its terms more than one year from the date of the issuance thereof, including any Debt renewable or extendible at the option of the obligor to a date later than one year from the date of the original issuance thereof.

“GAAP”:  generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any applicable supranational bodies (such as the European Union or the European Central Bank).

“IBMCLLC Consolidated Tangible Net Worth”: at any date, the total assets appearing on the consolidated statement of financial position of IBMCLLC and its Subsidiaries most recently delivered to the Administrative Agent pursuant to Section 4.5 or 6.2(a), as the case may be, less (a) all liabilities as shown on such statement and (b) intangible assets.  As used herein, “intangible assets” means the value (net of any applicable reserves) as shown on or reflected in such statement, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium; but in no event shall the term “intangible assets” include program products.

“IBMCLLC Form 10”: the Form 10 for IBMCLLC filed with the SEC on May 5, 2017.

“IBMCLLC Leverage Ratio”: for any fiscal quarter, IBMCLLC’s “Debt-to-Equity Ratio” as reported in IBMCLLC’s periodic report (Form 10-Q or Form 10-K, as the case may be) covering such fiscal quarter or, prior to the first filing of any such periodic report, as reported in, and calculated in the manner set forth in the section titled “Management Discussion and Analysis of Results of Operation and Financial Condition” of the IBMCLLC Form 10.

“Incremental Commitment Supplement”:  as defined in Section 11.23(c).

“Indebtedness”:  with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services other than indebtedness to trade creditors and service providers incurred in the ordinary course of business, (b) obligations, contingent or otherwise, of such Person in connection with (i) letter of credit facilities or bankers’ acceptance facilities and (ii) interest rate swap agreements, interest rate cap agreements or similar arrangements used by a Person to fix or cap a floating rate of interest to a negotiated maximum rate or amount, or other similar facilities including currency swaps, (c) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person to pay rent or other amounts under a Capital Lease, (f) all indebtedness referred to in clause (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (g) all Indebtedness of others guaranteed by such Person.  For purposes of this Agreement, the amount of any Indebtedness referred to in clause (b)(ii) of the preceding sentence shall be the amounts, including any termination payments, required to be paid to a counterparty rather than any notional amount with regard to which payments may be calculated.  For purposes of this Agreement, Indebtedness shall not include any indebtedness or other obligations issued by any Person (or by a trust or other entity established by such Person or any of its affiliates) which are primarily serviced by the cash flows of a discrete pool of receivables, leases or other financial assets which have been sold or transferred by IBM or any Subsidiary in securitization transactions (“Securitization Transactions”) which, in accordance with GAAP, are accounted for as sales for financial reporting purposes.  The definitions of Debt and Indebtedness in this Section 1.1 shall be independent in construction, interpretation and application.

“Index Rate Competitive Loan”:  Competitive Loans the rate of interest applicable to which is equal to the Applicable Index Rate plus or minus a margin.

“Index Rate Competitive Loan Request”:  any Competitive Loan Request requesting the Competitive Loan Lenders to offer to make Index Rate Competitive Loans.

“Interest Payment Date”:  (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the Termination Date, (b) as to any Eurodollar Loan or EURIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan or EURIBOR Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Fixed Rate Competitive Loan, each interest payment date specified by the relevant Borrower for such Loan in the related Competitive Loan Request (including, in any event, the Competitive Loan Maturity Date in respect of such Loan) and (e) as to any Index Rate Competitive Loan, (i) the Competitive Loan Maturity Date in respect of such Loan and (ii) each date (if any) occurring prior to such Competitive Loan Maturity Date which is three months, or a whole multiple thereof, after the Borrowing Date in respect of such Loan.

“Interest Period”:  with respect to any Eurodollar Loan or EURIBOR Loan:

(a)  initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan or EURIBOR Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(b)  thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or EURIBOR Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)  if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)  any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

(iii)  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Joint Lead Arrangers”:  JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp., Citigroup Global Markets Inc., and RBC Capital Markets as Joint Lead Arrangers pursuant to this Agreement.

“Joint Lead Bookrunners”: JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp., Citigroup Global Markets Inc., and RBC Capital Markets, as Joint Bookrunners pursuant to this Agreement.

“Lender Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Lender Parties”: the Administrative Agent, the Syndication Agents, the Documentation Agents, and the Lenders, and any affiliate of the foregoing.

“Level I Status”:  exists at any date if, at such date, IBM or IBMCLLC, as applicable, has a long-term senior unsecured debt rating of AA or better by S&P or Aa2 or better by Moody’s.

“Level II Status”:  exists at any date if, at such date, Level I Status does not exist and IBM or IBMCLLC, as applicable, has a long-term senior unsecured debt rating of AA- or better by S&P or Aa3 or better by Moody’s.

“Level III Status”:  exists at any date if, at such date, neither Level I Status nor Level II Status exists and IBM or IBMCLLC, as applicable, has a long-term senior unsecured debt rating of A+ or better by S&P or A1 or better by Moody’s.

“Level IV Status”:  exists at any date if, at such date, neither Level I Status, Level II Status nor Level III Status exists and IBM or IBMCLLC, as applicable, has a long-term senior unsecured debt rating of A or better by S&P or A2 or better by Moody’s.

“Level V Status”:  exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status or Level IV Status exists with respect to the applicable Borrower.

“Lien”:  with respect to any asset, any mortgage, pledge, security interest, lien, charge or other encumbrance whatsoever.

“Loan”:  any Revolving Credit Loan or Competitive Loan.

“Margin Stock”:  as defined under Regulation U.

“Material Adverse Effect”:  a material adverse effect on (a) the financial condition of IBM and its Subsidiaries taken as a whole, (b) the financial condition of IBMCLLC and its Subsidiaries taken as a whole, or (c) the validity or enforceability of this Agreement or the rights or remedies of the Administrative Agent and the Lenders hereunder.

“Maximum Applicable Rate”: as defined in the definition of “Applicable Margin”.

“Moody’s”:  Moody’s Investors Services, Inc. and its successors.

“New Lender”:  as defined in Section 11.23(b).

“New Lender Supplement”:  as defined in Section 11.23(b).

“New York Funding Office”: the Administrative Agent’s office located at 383 Madison Avenue, 27th Floor, New York, NY 10179, or such office as may be designated by the Administrative Agent by written notice to the Borrowers and the relevant Lenders.

“Non-Excluded Taxes”:  as defined in Section 2.18(a).

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate (which if less than zero shall be deemed zero) in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero.

“Other Connection Taxes”: with respect to the Administrative Agent, any Lender or any Transferee, taxes imposed as a result of a present or former connection between the Administrative Agent, such Lender or such Transferee, and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, such Lender or such Transferee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, this Agreement, or sold or assigned an interest in any Loan or this Agreement).

“Other Taxes”:  all present or future stamp, court, or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment request by a Borrower under Section 11.11).

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S. managed banking offices of depository institutions (as such composite rate shall be determined by the Federal Reserve Bank of New York as set forth on its public website from time to time) and published on the next succeeding business day by the Federal Reserve Bank of New York as an overnight bank funding rate (from and after such date as the Federal Reserve Bank of New York shall commence to publish such composite rate).

“Participant”:  as defined in Section 11.6.

“Participating Member States”: each state so described in any EMU legislation.

“Permitted Liens”:  (a)  pledges or deposits made to secure obligations of IBM or a Restricted Subsidiary under workmen’s compensation laws or similar legislation; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s, vendors’, repairmen’s or other like Liens incurred in the ordinary course of business; (c) governmental (Federal, state or municipal) Liens arising out of contracts for the purchase of products of IBM or a Restricted Subsidiary, and deposits or pledges to obtain the release of any of the foregoing Liens; (d) Liens created by or resulting from any litigation or legal proceeding that is currently being contested in good faith by appropriate proceedings; (e) leases made or existing on Principal Property entered into in the ordinary course of business by IBM or a Restricted Subsidiary; (f) landlords’ Liens under leases of Principal Property to which IBM or a Restricted Subsidiary is a party; (g) zoning restrictions, easements, licenses or restrictions on the use of Principal Property or minor irregularities in the title thereto that in any such case do not interfere materially with the use of such Principal Property by IBM or any Restricted Subsidiary; (h) deposits in connection with bids, tenders or contracts (other than for the payment of money) to which IBM or any Restricted Subsidiary is a party; (i) deposits to secure public or statutory obligations of IBM or any Restricted Subsidiary; (j) deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters; (k) deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which IBM or any Restricted Subsidiary is a party; and (l) Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings.

“Person”:  an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Principal Property”:  any land, land improvements, buildings and associated factory, laboratory and office equipment (excluding all products marketed by IBM or any Subsidiary) constituting a manufacturing facility, development facility, warehouse facility, service facility or office facility (including any portion thereof), which facility (a) is owned by or leased to IBM or any Restricted Subsidiary, (b) is located within the United States, and (c) has an acquisition cost plus capitalized improvements in excess of 0.15% of Consolidated Tangible Net Assets as of the date of such determination, other than (i) any such facility, or portion thereof, which has been financed by obligations issued by or on behalf of a state, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is, or at the time of issuance of such obligations was determined by counsel to be, excludable from the gross income of the holders thereof (other than a “substantial user” of such facility or a “related person” as those terms were used in Section 147 of the Code) pursuant to the provisions of Section 103 and related Sections of the Code (or any similar provisions hereafter enacted) as in effect at the time of issuance of such obligations, (ii) any such facility which the Board of Directors of IBM, or a duly authorized committee thereof, may by resolution declare is not of material importance to IBM and the Restricted Subsidiaries, taken as a whole (provided that IBM has delivered written notice of such declaration to the Administrative Agent), and (iii) any such facility, or portion thereof, owned or leased jointly or in common with one or more Persons other than IBM and any Subsidiary, and in which the interest of IBM and all Subsidiaries does not exceed 50%.

“Purchasing Lender”:  as defined in Section 11.8(a).

“Register”:  as defined in Section 11.9(a).

“Regulation T”:  Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U”:  Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X”:  Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Required Lenders”:  at any date, the holders of more than 50% of the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated or for the purposes of determining whether to accelerate the Loans pursuant to Section 8, of the aggregate unpaid principal amount of the Loans.

“Requirement of Law”:  as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Responsible Officer”:  in the case of IBM, the Chief Executive Officer, the Chief Financial Officer, the Vice President and Treasurer, the Vice President and Controller, any Assistant Controller and any Assistant Treasurer; and in the case of IBMCLLC, the Chairman, the President, the Vice President, Finance, the Treasurer, any  Assistant Treasurer and the Controller.

“Restricted Securities”:  any capital stock or Indebtedness of any Restricted Subsidiary.

“Restricted Subsidiary”:  with respect to IBM or IBMCLLC, (a) any Subsidiary (i) which has substantially all its property within the United States of America, (ii) which owns or is a lessee of any property that would be a Principal Property but for clause (a) of the definition of such term contained in this Section 1.1, and (iii) in which the investment of IBM and all other Subsidiaries exceeds 0.15% of Consolidated Net Tangible Assets as of the date of such determination; provided, however, that the term “Restricted Subsidiary” shall not include (A) any Subsidiary (x) primarily engaged in the business of purchasing, holding, collecting, servicing or otherwise dealing in and with installment sales contracts, leases, trust receipts, mortgages, commercial paper or other financing instruments, and any collateral or agreements relating thereto, including in the business, individually or through partnerships, of financing (whether through long- or short-term borrowings, pledges, discounts or otherwise) the sales, leasing or other operations of IBM and its Subsidiaries or any of them, or (y) engaged in the business of financing the assets and operations of third parties, and (z) in any case, not, except as incidental to such financing business, engaged in owning, leasing or operating any property which but for this proviso would qualify as Principal Property or (B) any Subsidiary acquired or organized after July 15, 1985, for the purpose of acquiring the stock or business or assets of any Person other than IBM or any Restricted Subsidiary, whether by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect, so long as such Subsidiary shall not have, since such date, and does not hereafter acquire by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect all or any substantial part of the business or assets of IBM or any Restricted Subsidiary; (b) any other Subsidiary which is hereafter designated by the Board of Directors of IBM or IBMCLLC, as applicable, or a duly authorized committee thereof, as a Restricted Subsidiary; and (c) IBMCLLC.

“Revolving Credit Borrowing Share”:  for any borrowing of Revolving Credit Loans, with respect to any Lender, an amount equal to such Lender’s Adjusted Revolving Credit Commitment Percentage of the amount of such borrowing.  As used in this definition, “Adjusted Revolving Credit Commitment Percentage” means, as to any Lender, at any time of determination, the percentage which such Lender’s Available Revolving Credit Commitment then constitutes of the aggregate Available Revolving Credit Commitments of all Lenders at such time.

“Revolving Credit Commitment”:  as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrowers hereunder in an aggregate Dollar Amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on

Schedule 1.1, as such amount may be changed from time to time in accordance with the provisions of this Agreement.

“Revolving Credit Commitment Period”:  the period from and including the Effective Date to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

“Revolving Credit Loans”:  as defined in Section 2.1.

“S&P”:  Standard & Poor’s Financial Services LLC and its successors.

“Sale and Leaseback Transaction”:  any arrangement with any Person providing for the leasing by IBM or any Restricted Subsidiary, of any Principal Property (whether such Principal Property is now owned or hereafter acquired) that has been or is to be sold or transferred by IBM or such Restricted Subsidiary to such Person, other than (a) temporary leases for a term, including renewals at the option of the lessee, of not more than three years; (b) leases between IBM and a Restricted Subsidiary or between Restricted Subsidiaries; and (c) leases of Principal Property executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement (including any improvements on property which will result in such property becoming Principal Property), or the commencement of commercial operation of such Principal Property.

“Sanctioned Country”: at any time, a country, region or territory that is itself or whose government is the subject or target of any Sanctions (currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or her Majesty’s Treasury of the United Kingdom, (b) any Person, organized or resident in a Sanctioned Country, or (c) any Person 50% or more owned or controlled (to the knowledge of either Borrower) by any such Person or Persons.

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom .

“SEC”:  the Securities and Exchange Commission and any successor agency.

“Secured Debt”:  (a) Debt of IBM or a Restricted Subsidiary, which is secured by any Lien other than a Permitted Lien upon any Principal Property or Restricted Securities and (b) Indebtedness of IBM or a Restricted Subsidiary in respect of any conditional sale or other title retention agreement covering Principal Property or Restricted Securities; but “Secured Debt” shall not include any of the following:

(i)                                     Debt of IBM and the Restricted Subsidiaries outstanding on July 15, 1985, secured by then existing Liens upon, or incurred in connection with conditional sales agreements or other title retention agreements with respect to, Principal Property or Restricted Securities;

(ii)                                  Debt of IBM or a Restricted Subsidiary secured by (A) purchase money Liens upon Principal Property or Restricted Securities acquired after July 15, 1985, or (B) Liens placed on Principal Property after July 15, 1985, during construction or improvement thereof (including any improvements on property which resulted or will result in such property becoming Principal Property) or placed thereon within 180 days after the later of acquisition, completion of construction or improvement or the commencement of commercial operation of such Principal Property or improvement, or placed on Restricted Securities acquired after July 15, 1985, or (C) conditional sale agreements or other title retention agreements with respect to any Principal Property or Restricted Securities acquired after July 15, 1985, if (in each case referred to in this subparagraph (ii)) (x) such Lien or agreement secures all or any part of the Debt incurred for the purpose of financing all or any part of the purchase price or cost of construction of such Principal Property or improvement or Restricted Securities and (y) such Lien or agreement does not extend to any Principal Property or Restricted Securities other than the Principal Property or Restricted Securities so acquired or the Principal Property, or portion thereof, on which the property so constructed, or such improvement, is located; provided, however, that the amount by which the aggregate principal amount of Debt secured by any such Lien or agreement exceeds the cost to IBM or such Restricted Subsidiary of the related acquisition, construction or improvement shall be considered to be “Secured Debt”;

(iii)                               Debt of IBM or a Restricted Subsidiary secured by Liens on Principal Property or Restricted Securities, which Liens exist at the time of acquisition (by any manner whatsoever) of such Principal Property or Restricted Securities by IBM or a Restricted Subsidiary;

(iv)                              Debt of Restricted Subsidiaries owing to IBM or any other Restricted Subsidiary or Debt of IBM owing to any Restricted Subsidiary;

(v)                                 in the case of any corporation which becomes (by any manner whatsoever), as the case may be, a Restricted Subsidiary after the Effective Date, Debt secured by Liens upon, or conditional sale agreements or other title retention agreements with respect to, its property which constitutes Principal Property or Restricted Securities, which Liens shall have existed or exist, as the case may be, at the time such corporation shall have become or becomes, as the case may be, a Restricted Subsidiary;

(vi)                              guarantees by IBM or IBMCLLC of Secured Debt and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Debt and Attributable Debt of IBM and any other Restricted Subsidiaries;

(vii)                           Debt arising from any Sale and Leaseback Transaction;

(viii)                        Debt secured by Liens on property of IBM or a Restricted Subsidiary in favor of the United States of America, any state, Territory or possession thereof, or the District of Columbia, or any department, agency or instrumentality or political subdivision of the United States of America or any state, Territory or possession thereof, or the District of Columbia, or in favor of any other country or any political subdivision thereof, if such Debt was incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens; provided, however, that the amount by which the aggregate principal amount of Debt secured by any such Lien exceeds the cost to IBM or such Restricted Subsidiary of the related acquisition or construction shall be considered to be “Secured Debt”; and

(ix)                              the replacement, extension or renewal (or successive replacements, extensions or renewals) of any Debt (in whole or in part) excluded from the definition of “Secured Debt” by subparagraphs (i) through (viii) above; provided, however, that no Lien securing, or conditional sale or title retention agreement with respect to, such Debt shall extend to or cover any Principal Property or any Restricted Securities, other than such property which secured the Debt so replaced, extended or renewed (plus improvements on or to any such Principal Property); provided, further, however, that to the extent that such replacement, extension or renewal increased or increases the principal amount of Debt secured by such Lien or was or is in a principal amount in excess of the principal amount of Debt excluded from the definition of “Secured Debt” by subparagraphs (i) through (viii) above, the amount of such increase or excess shall be considered to be “Secured Debt”.

In no event shall the foregoing provisions be interpreted to mean or their operation to cause the same Debt to be included more than once in the calculation of “Secured Debt” as that term is used herein.

“Securitization Transactions”:  as defined in the definition of Indebtedness.

“Significant Subsidiary”:  any Subsidiary of IBM or IBMCLLC that would be a “significant subsidiary” within the meaning of Rule 1-02 of the SEC’s Regulation S-X.

“Status”:  as to IBM or IBMCLLC, the existence of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status, as the case may be.

“Subsidiary”:  (a) any corporation of which IBM or IBMCLLC owns or controls more than 50% of the outstanding Voting Stock or (b) any such corporation of which such percentage of shares of outstanding Voting Stock shall at the time be owned or controlled by IBM, IBMCLLC or one or more Subsidiaries as defined in clause (a) or by one or more such Subsidiaries. For the avoidance of doubt, IBMCLLC is a Subsidiary of IBM.

“Support Agreement”:  the Support Agreement, dated and effective as of May 2, 2017 (the “Support Agreement”) between IBM and IBMCLLC.

“TARGET”: the Trans-European Automated Real-time Gross settlement Express Transfer system.

“taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including interest, additions to tax or penalties applicable thereto.

“Termination Date”:  the date that is three years after the Effective Date as such date may be extended in accordance with Section 2.21 (or if such date is not a Business Day, the Business Day immediately prior thereto).

“Transactions”:  as defined in Section 4.2.

“Transferee”:  as defined in Section 11.9.

“Treaty”: the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1987, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993), the Amsterdam Treaty (which was signed at Amsterdam on October 2, 1997 and came into force on May 1, 1999) and the Nice Treaty (which was signed on February 26, 2001), each as may be further amended, supplemented or otherwise modified from time to time and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the Euro in one or more member states.

“Type”:  (a) as to any Revolving Credit Loan, its nature as an ABR Loan, EURIBOR Loan, or a Eurodollar Loan and (b) as to any Competitive Loan, its nature as a Fixed Rate Competitive Loan or an Index Rate Competitive Loan.

“Undisclosed Administration”: in relation to a Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Voting Stock”:  with respect to any Person, outstanding capital stock of such Person ordinarily (and apart from rights exercisable upon the occurrence of any contingency) having the power to vote in the election of directors of such Person.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2       Other Definitional Provisions.  (a)   Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any instrument, certificate or other document made or delivered pursuant hereto.

(b)         As used herein and in any instrument, certificate or other document made or delivered pursuant hereto, accounting terms relating to IBM and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, provided that, (i) if IBM notifies the Administrative Agent that IBM requests an amendment of any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof (or if the Administrative Agent notifies IBM that the Required Lenders request an amendment of any provision hereof for such purpose), regardless of whether such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be applied on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, and (ii) notwithstanding any other provision contained herein, all terms of an accounting or  financial nature used herein shall be construed, and all computations of amounts and ratios referred to  herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP  resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases  (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement  conveying the right to use) as a Capital Lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.

(c)          The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)         The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)          Notwithstanding anything to the contrary herein, in no event shall any Lender be required to fund a Loan or participation hereunder to the extent such funding would cause the aggregate outstanding Dollar Amount of Revolving Credit Loans to exceed such Lender’s Revolving Credit Commitment.

SECTION 2.                            AMOUNT AND TERMS OF REVOLVING CREDIT FACILITIES

2.1       Revolving Credit Commitments.  (a)   Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars and Euros (“Revolving Credit Loans”) to any Borrower from time to time during the Revolving Credit Commitment Period.  During the Revolving Credit Commitment Period each Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  Notwithstanding anything to the contrary contained in this Agreement, in no event may Revolving Credit Loans be borrowed under this Section 2 if, after giving effect thereto, (i) the aggregate Dollar Amount of the Loans then outstanding would exceed the aggregate Revolving Credit Commitments then in effect, or (ii) the aggregate Dollar Amount of Revolving Credit Loans made by any Lender then outstanding would exceed such Lender’s Revolving Credit Commitment (in each case, with respect to any Loans denominated in Euros, based on the Dollar Amount thereof).

(b)         The Revolving Credit Loans (x) denominated in Dollars may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the relevant Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.3 and (y) denominated in Euros shall be EURIBOR Loans; provided that no Revolving Credit Loan shall be made as a Eurodollar Loan or EURIBOR Loan after the day that is one month prior to the Termination Date.

2.2       Procedure for Revolving Credit Borrowing.  Each Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day; provided that such Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 11:00 A.M., New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, (b) 11:00 A.M., New York City time, on the requested Borrowing Date if the requested Revolving Credit Loans are to be initially ABR Loans or (c) 11:00 A.M. London time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially EURIBOR Loans), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, EURIBOR Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans or EURIBOR Loans, the respective amounts of each such Loan and the respective lengths of the initial Interest Periods therefor.  Each borrowing under the Revolving Credit Commitments shall be in a minimum aggregate principal amount of the lesser of (i) $50,000,000 or a whole multiple of $5,000,000 in excess thereof (or €50,000,000 or a whole multiple of €5,000,000 in excess thereof in the case of EURIBOR Loans) and (ii) the aggregate amount of the then Available Revolving Credit Commitments.  Upon receipt of any such notice from any Borrower, the Administrative Agent shall promptly notify each Lender of the aggregate amount of such borrowing and of the amount of such Lender’s Revolving Credit Borrowing Share (if any) thereof.  Each Lender will make the amount of its Revolving Credit Borrowing Share of each such borrowing available to the Administrative Agent for the account of the relevant Borrower at the office of the Administrative Agent specified in Section 11.2 prior to 2:00 P.M., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the relevant Borrower by the Administrative Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

2.3       Conversion and Continuation Options for Revolving Credit Loans.  (a)   Each Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans, by giving the Administrative Agent at least one Business Day’s prior irrevocable notice of such election; provided that if any such conversion of Eurodollar Loans is made other than on the last day of an Interest Period with respect thereto, such Borrower shall pay any amounts due to the Lenders pursuant to Section 2.19 as a result of such conversion.  Each Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election.  Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor.  Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.  All or any part of outstanding Eurodollar Loans or ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Section 2.4 shall not have been contravened and (iii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

(b)         Any Eurodollar Loans or EURIBOR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving at least three Business Days’ prior irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that, except as set forth in clause (y) of the further proviso  below in this paragraph, no Eurodollar Loan or EURIBOR Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section 2.4 would be contravened or (iii) after the date that is one month prior to the Termination Date and provided, further, that if such Borrower shall fail to give any required notice as described above in this Section 2.3 or if such continuation is not permitted pursuant to the preceding proviso such (x) Eurodollar Loans shall automatically be converted to ABR Loans on the last day of such then expiring Interest Period and (y) EURIBOR Loans shall be continued as EURIBOR Loans with an Interest Period of one month.

2.4       Minimum Amounts and Maximum Number of Eurodollar and EURIBOR Tranches.  All borrowings, optional prepayments, conversions and continuations of Eurodollar Loans and EURIBOR Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Eurodollar Loans or EURIBOR Loans comprising each Eurodollar Tranche or EURIBOR Tranche, respectively, shall be equal to $50,000,000 or a whole multiple of $5,000,000 in excess thereof (or €50,000,000 or a whole multiple of €5,000,000 in excess thereof in the case of EURIBOR Loans) and (b) there shall be no more than 20 Eurodollar Tranches or 20 EURIBOR Tranches outstanding at any one time.

2.5       [Reserved]

2.6       Optional Prepayments of Revolving Credit Loans.  Each Borrower may at any time and from time to time prepay the Revolving Credit Loans (subject, in the case of Eurodollar Loans and EURIBOR Loans to compliance with the terms of Sections 2.4 and 2.19), in whole or in part, without premium or penalty, upon at least one Business Day’s irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans (including the Eurodollar Tranche(s) to which such prepayment is to be applied), EURIBOR Loans (including the EURIBOR Tranche(s) to which such prepayment is to be applied), ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of ABR Loans) accrued interest to such date on the amount prepaid.  Partial prepayments of Revolving Credit Loans shall be in an aggregate principal amount of $50,000,000 or a whole multiple of $5,000,000 in excess thereof (or €50,000,000 or a whole multiple of €5,000,000 in excess thereof in the case of EURIBOR Loans), or, if less, the remaining outstanding principal amount thereof.

2.7       The Competitive Loans.  Subject to the terms and conditions of this Agreement, each Borrower may borrow Competitive Loans in Dollars from time to time during the Competitive Loan Borrowing Period on any Business Day, provided, that in no event may Competitive Loans be borrowed hereunder if, after giving effect thereto, the aggregate principal amount of Loans then outstanding would exceed the aggregate amount of the Revolving Credit Commitments at such time. Within the limits and on the conditions hereinafter set forth with respect to Competitive Loans, each Borrower from time to time may borrow, repay and reborrow Competitive Loans.

2.8       Procedure for Competitive Loan Borrowing.  (a)   The relevant Borrower shall request Competitive Loans by delivering a Competitive Loan Request to the Administrative Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of an Index Rate Competitive Loan Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate Competitive Loan Request).  Each Competitive Loan Request may solicit bids for Competitive Loans in an aggregate principal amount of $20,000,000 or an integral multiple of $5,000,000 in excess thereof and having not more than three alternative maturity dates.  The maturity date for each Fixed Rate Competitive Loan shall be not less than 14 days nor more than 180 days after the Borrowing Date therefor and the maturity date for each Index Rate Competitive Loan shall be not less than one month nor more than six months after the Borrowing Date therefor, and in any event shall be not later than the Termination Date.  The Administrative Agent shall notify each Competitive Loan Lender promptly by facsimile transmission of the contents of each Competitive Loan Request received by the Administrative Agent.

(b)         In the case of an Index Rate Competitive Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Competitive Loan Request, each Competitive Loan Lender may elect, in its sole discretion, to offer irrevocably, subject to Section 5, to make one or more Competitive Loans at the Applicable Index Rate plus or minus a margin determined by such Competitive Loan Lender in its sole discretion for each such Competitive Loan.  Any such irrevocable offer shall be made by delivering a Competitive Loan Offer to the Administrative Agent, before 10:30 A.M. (New York City time) on the day that is three Business Days before the proposed Borrowing Date, setting forth:

(i)                                     the maximum amount of Competitive Loans for each maturity date and the aggregate maximum amount of Competitive Loans for all maturity dates which such Competitive Loan Lender would be willing to make (which amounts may, subject to Section 2.7, exceed such Competitive Loan Lender’s Revolving Credit Commitment); and

(ii)                                  the margin above or below the Applicable Index Rate at which such Competitive Loan Lender is willing to make each such Competitive Loan.

The Administrative Agent shall advise the relevant Borrower before 11:00 A.M. (New York City time) on the date which is three Business Days before the proposed Borrowing Date of the contents of each such Competitive Loan Offer received by it.  If the Administrative Agent, in its capacity as a Competitive Loan Lender, shall elect, in its sole discretion, to make any such Competitive Loan Offer, it shall advise the relevant Borrower of the contents of its Competitive Loan Offer before 10:15 A.M. (New York City time) on the date which is three Business Days before the proposed Borrowing Date.

(c)          In the case of a Fixed Rate Competitive Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Competitive Loan Request, each Competitive Loan Lender may elect, in its sole discretion, to offer irrevocably, subject to Section 5, to make one or more Competitive Loans at a rate of interest determined by such Competitive Loan Lender in its sole discretion for each such Competitive Loan.  Any such irrevocable offer shall be made by delivering a Competitive Loan Offer to the Administrative Agent before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth:

(i)                                     the maximum amount of Competitive Loans for each maturity date, and the aggregate maximum amount for all maturity dates, which such Competitive Loan Lender would be willing to make (which amounts may, subject to Section 2.7, exceed such Competitive Loan Lender’s Revolving Credit Commitment); and

(ii)                                  the rate of interest at which such Competitive Loan Lender is willing to make each such Competitive Loan.

The Administrative Agent shall advise the relevant Borrower before 10:00 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such Competitive Loan Offer received by it.  If the Administrative Agent, in its capacity as a Competitive Loan Lender, shall elect, in its sole discretion, to make any such Competitive Loan Offer, it shall advise the relevant Borrower of the contents of its Competitive Loan Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

(d)         Before 11:30 A.M. (New York City time) three Business Days before the proposed Borrowing Date (in the case of Index Rate Competitive Loans) and before 10:30 A.M. (New York City time) on the proposed Borrowing Date (in the case of Fixed Rate Competitive Loans), the relevant Borrower, in its absolute discretion, shall:

(i)                                     cancel such Competitive Loan Request by giving the Administrative Agent telephone notice to that effect, or

(ii)                                  by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a Competitive Loan Confirmation

in writing or by facsimile transmission) (1) subject to the provisions of Section 2.8(e), accept one or more of the offers made by any Competitive Loan Lender or Competitive Loan Lenders pursuant to Section 2.8(b) or Section 2.8(c), as the case may be, of the amount of Competitive Loans for each relevant maturity date and (2) reject any remaining offers made by Competitive Loan Lenders pursuant to Section 2.8(b) or Section 2.8(c), as the case may be.

(e)          Each Borrower’s acceptance of Competitive Loans in response to any Competitive Loan Request shall be subject to the following limitations:

(i)                                     The amount of Competitive Loans accepted for each maturity date specified by any Competitive Loan Lender in its Competitive Loan Offer shall not exceed the maximum amount for such maturity date specified in such Competitive Loan Offer;

(ii)                                  the aggregate amount of Competitive Loans accepted for all maturity dates specified by any Competitive Loan Lender in its Competitive Loan Offer shall not exceed the aggregate maximum amount specified in such Competitive Loan Offer for all such maturity dates;

(iii)                               a Borrower may not accept offers for Competitive Loans for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related Competitive Loan Request; and

(iv)                              if a Borrower accepts any of such offers, (1) it must accept such offers based solely upon pricing for such relevant maturity date (including any amounts which shall be payable to the relevant Competitive Loan Lender in respect of the relevant Competitive Loans pursuant to Section 2.17) and upon no other criteria whatsoever and (2) if (x) two or more Competitive Loan Lenders submit offers for any maturity date at identical pricing and such Borrower accepts any of such offers but does not wish to (or by reason of the limitations set forth in Section 2.7 or in this Section 2.8, cannot) borrow the total amount offered by such Competitive Loan Lenders with such identical pricing, such Borrower shall accept offers from all of such Competitive Loan Lenders in amounts allocated among them pro rata according to the amounts offered by such Competitive Loan Lenders (or as nearly pro rata as shall be practicable after giving effect to the requirement that Competitive Loans made by a Competitive Loan Lender on a Borrowing Date for each relevant maturity date shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof) or (y) a Competitive Loan Lender submits offers for multiple maturity dates specifying a maximum aggregate principal amount for all maturity dates, and the relevant Borrower accepts offers from such Competitive Loan Lender for more than one maturity date, then such Borrower shall instruct the Administrative Agent how to apportion such Borrower’s acceptances among such offers for different maturity dates to the extent, if any, necessary to provide for acceptance of offers from such Competitive Loan Lender equal to but not exceeding such specified maximum aggregate amount.

(v)                                 If the relevant Borrower notifies the Administrative Agent that a Competitive Loan Request is cancelled pursuant to Section 2.8(d)(i), the Administrative Agent shall give prompt telephone notice thereof to the Competitive Loan Lenders.

(f)           If the relevant Borrower accepts pursuant to Section 2.8(d)(ii) one or more of the offers made by any one or more Competitive Loan Lenders, the Administrative Agent promptly shall notify each Competitive Loan Lender which has made such a Competitive Loan Offer of (i) the aggregate amount of such Competitive Loans to be made on such Borrowing Date for each maturity date, (ii) the acceptance or rejection of any offers to make such Competitive Loans made by such Competitive Loan Lender and (iii) in the case of Index Rate Competitive Loans, the Applicable Index Rate in respect thereof.  Before 12:00 Noon (New York City time) on the Borrowing Date specified in the applicable Competitive Loan Request, each Competitive Loan Lender whose Competitive Loan Offer has been accepted shall make available to the Administrative Agent at its office set forth in Section 11.2 the amount of Competitive Loans to be made by such Competitive Loan Lender, in immediately available funds.  The Administrative Agent will make such funds available to the relevant Borrower as soon as practicable on such date at the Administrative Agent’s aforesaid address.  As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Competitive Loan Lender of the aggregate amount of Competitive Loans advanced on such Borrowing Date, the respective maturity dates thereof and the respective interest rates applicable thereto.

(g)          Nothing in Section 2.7 or this Section 2.8 shall be construed as a right of first offer in favor of the Lenders or to otherwise limit the ability of any Borrower to request and accept credit facilities from any Person (including any of the Lenders).

2.9       Repayment of Loans; Evidence of Debt.  (a)   Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the relevant Lenders (i) on the Termination Date (or such earlier date as the Loans become due and payable pursuant to Section 2.6 or Section 8), the unpaid principal amount of each Loan made to it by each such Lender and (ii) on the Competitive Loan Maturity Date in respect thereof, the unpaid principal amount of each Competitive Loan made to it by each such Lender.  No Borrower shall have the right to prepay any principal amount of any Competitive Loan.  Each Borrower hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of the Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10.

(b)         Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(c)          The Administrative Agent shall maintain the Register pursuant to Section 11.9(a), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is Revolving Credit Loan or a Competitive Loan, the Type of each Revolving Credit Loan or Competitive Loan made and the Interest Period or maturity date (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender’s share thereof.

(d)         The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.9 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

2.10                        Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.  Interest in respect of Eurodollar Loans shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

(b)         Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)          Each Competitive Loan shall bear interest for each day from the applicable Borrowing Date to (but excluding) the applicable Competitive Loan Maturity Date at the rate of interest specified in the Competitive Loan Offer accepted by the relevant Borrower in connection with such Competitive Loan.

(d)         Each EURIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the EURIBOR Rate determined for such Interest Period plus the Applicable Margin.  Interest in respect of EURIBOR Loans shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

(e)          If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.10 plus 2% or (y) in the case of principal of any Competitive Loan which remains overdue past the stated maturity date thereof, or any overdue interest, commitment fee or other amount, the rate described in Section 2.10(b) plus 2%, in each case from the date of such non-payment to (but excluding) the date on which such amount is paid in full (as well after as before judgment).

(f)           Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.10(e) shall be payable from time to time on demand.

2.11                        Fees.  (a)  IBM shall pay or cause IBMCLLC to pay to the Administrative Agent, for the account of each Lender, a commitment fee for each day during the Revolving Credit Commitment Period.  Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the aggregate amount of the Available Revolving Credit Commitments in effect on such day.

(b)         IBM shall pay or cause IBMCLLC to pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates previously agreed to in writing by IBM and IBMCLLC.

2.12                        Computation of Interest and Fees.  (a)  Commitment fees and interest (other than interest calculated on the basis of the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed.  Interest calculated on the basis of the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the relevant Borrower and the Lenders of each determination of a Eurodollar Rate or EURIBOR Rate, as applicable.  Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the relevant Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

(b)         Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

2.13                        Termination or Reduction of Revolving Credit Commitments.  IBM and IBMCLLC shall have the right, upon not less than three Business Days’ irrevocable notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any repayments of the Loans made on the effective date thereof, (a) the aggregate Dollar Amount of the Loans then outstanding would exceed the aggregate Revolving Credit Commitments then in effect or (b) the aggregate Dollar Amount of Loans made by any Lender then outstanding would exceed such Lender’s Revolving Credit Commitment.  Any such reduction shall be in an amount equal to $50,000,000 or a whole multiple of $5,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

2.14                        Inability to Determine Interest Rate.  If prior to the first day of any Interest Period:

(a)  the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or EURIBOR Rate, as applicable, for such Interest Period, or

(b)  the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate or EURIBOR Rate, as applicable, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter.  If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans (y) any EURIBOR Loans requested to be made on the first day of such Interest Period shall not be made and (z) any Loans that, on the first day of such Interest Period, were to have been converted to or continued as Eurodollar Loans shall be continued as or converted to ABR Loans.  Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans or EURIBOR Loans, as applicable, shall be made or continued as such, nor shall any Borrower have the right to convert ABR Loans to Eurodollar Loans or EURIBOR Loans.

In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances  affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Applicable Index Rate for any Interest Period with respect to a proposed Index Rate Competitive Loans to be made pursuant to an Index Rate Competitive Loan Request, the Administrative Agent shall forthwith give notice of such determination to the relevant Borrower and the Competitive Loan Lender at least two Business Days prior to the proposed borrowing date, and such Index Rate Competitive Loan shall not be made on such date. Until any such notice has been withdrawn by the Administrative Agent, no further Index Rate Competitive Loan Requests shall be submitted by any Borrower.

2.15                        Pro Rata Treatment and Payments.  (a)  Each reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the Lenders’ respective Commitment Percentages.  Each payment (including each prepayment) by a Borrower on account of principal of and interest on Revolving Credit Loans which are ABR Loans shall be made pro rata according to the respective outstanding principal amounts of such ABR Loans then held by the Lenders.  Each payment (including each prepayment) by a Borrower on account of principal of and interest on Eurodollar Loans or EURIBOR Loans designated by a Borrower to be applied to a particular Eurodollar Tranche or EURIBOR Tranche, respectively, shall be made pro rata according to the respective outstanding principal amounts of such Eurodollar Loans or EURIBOR Loans of such Tranche then held by the Lenders.  All payments (including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to (i) 12:00 Noon, New York City time, in respect of payments of principal or interest relating to Revolving Credit Loans made in the New York Funding Office and (ii) 12:00 Noon, London time, in respect of Revolving Credit Loans made in the Euro Funding Office, in each case, on the due date thereof to the Administrative Agent, for the account of the Lenders, and, (x) in the case of any payment of principal received, in the currency in which such Revolving Credit Loan is denominated,  (y) in case of payment of interest, in the same currency as the underlying Revolving Credit Loan from which such interest has accrued, and (z) in the case of payment of fees or otherwise, in Dollars.  The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on Eurodollar Loans or Index Rate Competitive Loans or EURIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a Eurodollar Loan or Index Rate Competitive Loan or EURIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. The provisions of this Section 2.15(a) shall, to the extent applicable, be subject to the procedures set forth in Section 2.21.

(b)         Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate (i) in the case of amounts denominated in Dollars, equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent and (ii) in the case of amounts denominated in Euros, determined by the Administrative Agent to be the cost to it of funding such amount until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.15(b) shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the relevant Borrower.

(c)          If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(b), 2.5(c), 2.15(b), 2.18(c) or 9.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the

Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

2.16                        Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans, EURIBOR Loans or Index Rate Competitive Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled, (b) such Lender’s Revolving Credit Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law, (c) with respect to any outstanding EURIBOR Loans, the applicable Borrower shall either (x) repay such EURIBOR Loans (with accrued interest thereon) or (y) elect to convert such EURIBOR Loans into ABR Loans denominated in Dollars based on the current Exchange Rate, and (d) with respect to any Index Rate Competitive Loan of such Lender, take such action as such Lender may reasonably request.

2.17                        Requirements of Law.  (a)  If the adoption of or any change in any Requirement of Law applicable to any Lender or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective Date (or, in the case of Index Rate Competitive Loans, made subsequent to acceptance by a Borrower of such Loan):

(i)                                     shall subject any Lender or the Administrative Agent to any taxes (other than (A) Non-Excluded Taxes and (B) taxes described in Section 2.18(a)(i) through (iv)) on its Loans, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)                                  shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included pursuant to Section 2.17(c) in the determination of the Eurodollar Rate or the Applicable Index Rate or EURIBOR Rate, as the case may be; or

(iii)                               shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or the Administrative Agent, by an amount which such Lender or the Administrative Agent deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or Index Rate Competitive Loans or EURIBOR Loans (or any Loan in the case of (i)), or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the relevant Borrower shall promptly pay such Lender or the Administrative Agent, upon its demand, any additional amounts necessary to compensate such Lender or the Administrative Agent for such increased cost or reduced amount receivable.  If any Lender or the Administrative Agent becomes entitled to claim any additional amounts pursuant to this Section 2.17(a), it shall promptly notify the relevant Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled.

(b)         If any Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital or liquidity adequacy (whether or not having the force of law) from any Governmental Authority, in each case made subsequent to the Effective Date, does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such application or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital or liquidity adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the relevant Borrower (with a copy to the Administrative Agent) of a written request therefor, such Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

(c)          Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in Requirements of Law, regardless of the date enacted, adopted, issued or implemented.

(d)         Each Borrower agrees to pay to each Lender which requests compensation under this Section 2.17(d) (by notice to such Borrower), on the last day of each Interest Period with respect to any Eurodollar Loan or EURIBOR Loan made by such Lender or on the Competitive Loan Maturity Date with respect to any Index Rate Competitive Loan made by such Lender, as the case may be, so long as such Lender shall be required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other United States Governmental Authority (or any other Governmental Authority with jurisdiction over such Lender) to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans or EURIBOR Loans or Index Rate Competitive Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurodollar Loans or EURIBOR Loans or Index Rate Competitive Loans), an additional amount (determined by such Lender and notified to the relevant Borrower) representing such Lender’s calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period or during the period such Index Rate Competitive Loan was outstanding (a “Competitive Loan Period”), as the case may be, as a result of the applicability of the foregoing reserves to such Eurodollar Loans or EURIBOR Loans or Index Rate Competitive Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period or Competitive Loan Period:

(i)                                     the principal amount of the Eurodollar Loans or EURIBOR Loans or Index Rate Competitive Loans, as the case may be, made by such Lender to which such Interest Period or Competitive Loan Period relates and outstanding on such day; and

(ii)                                  the difference between (x) a fraction the numerator of which is the Eurodollar Rate or the Applicable Index Rate, as the case may be (expressed as a decimal) applicable to such Eurodollar Loan or EURIBOR Loan or Index Rate Competitive Loan, as applicable, and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other United States Governmental Authority (or any other Governmental

Authority with jurisdiction over such Lender) on such date minus (y) such numerator; and

(iii)                               a fraction the numerator of which is one and the denominator of which is 360.

Any Lender which gives notice under this Section 2.17(d) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the relevant Borrowers) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist.  Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this Section 2.17(d) with respect to any Index Rate Competitive Loan if it shall have obtained actual knowledge of the change giving rise to such request at the time of submission of such Lender’s Competitive Loan Offer pursuant to which such Competitive Loan shall have been made, unless notice of such Lender’s entitlement to such compensation shall have been furnished to the relevant Borrower at or prior to such time.

(e)          A certificate as to any additional amounts payable pursuant to this Section 2.17 submitted by any Lender, through the Administrative Agent, to the relevant Borrower shall specify in reasonable detail the basis for the request for compensation of such additional amounts and the method of computation thereof and shall be conclusive in the absence of manifest error.  Subject to the provisions of the next succeeding sentence, the relevant Borrower shall (except as otherwise provided in Section 2.17(d)) pay each Lender the amount shown as due on any such certificate delivered by it within 30 days after receipt thereof.  Notwithstanding any other provision of this Section 2.17, (i) each Lender shall be entitled to compensation under this Section 2.17 for only such costs as are incurred or reductions as are suffered as to which a certificate has been delivered in accordance with the terms of this paragraph (d) within 90 days after such Lender obtained actual knowledge of such costs or reductions and (ii) a Borrower shall not be required to compensate a Lender pursuant to this Section 2.17 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies such Borrower of the change giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided that, if the change giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to in this clause (ii) shall be extended to include the period of retroactive effect thereof.  Each Lender agrees to use its best efforts to notify the relevant Borrower as promptly as practicable after obtaining knowledge of any such costs or reductions.  The obligations of the Borrowers pursuant to this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.  Notwithstanding any other provision of this Section 2.17, no Lender shall demand compensation for any increased cost or reduction or other amount referred to above if such demand would be arbitrary or exceptional in light of similar circumstances under comparable provisions of other credit agreements.

(f)           Notwithstanding the foregoing, no Lender shall be entitled to request compensation under Section 2.17(a) or 2.17(b) with respect to any Competitive Loan if it shall have obtained actual knowledge of the change giving rise to such request at the time of, or such change shall have been publicly announced prior to, submission of such Lender’s Competitive Loan Offer pursuant to which such Competitive Loan shall have been made, unless notice of such Lender’s entitlement to such compensation shall have been furnished to the relevant Borrower at or prior to such time.

2.18                        Taxes.  (a)  Unless otherwise required by applicable law, all payments made by or on account of the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) and branch profits taxes imposed on the Administrative Agent, any Lender or any Transferee (x) as a result of such

Administrative Agent, Lender or Transferee being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (y) that are Other Connection Taxes, (ii) U.S. Federal withholding taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (x) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by a Borrower under Section 11.11) or (y) such Lender changes its lending office, except in each case to the extent that, pursuant to this Section 2.18, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or to such Lender immediately before it changed its lending office, (iii) any taxes attributable to a Lender’s failure to comply with the requirements of Section 2.18(d), and (iv) any U.S. Federal withholding taxes imposed under FATCA.  If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings imposed on or with respect to any payment made by or on account of any obligation of any Borrower under this Agreement (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Administrative Agent or any Lender (or Transferee) hereunder, the amounts so payable by the applicable Borrower shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (or Transferee) (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.  Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender (or Transferee), as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof.  If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders (or Transferees) for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender (or Transferee) as a result of any such failure.  The obligations contained in this Section 2.18 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

(b)         The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.  The Borrowers shall jointly and severally  indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted from a payment to the Administrative Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c)          Each Lender shall severally, within 10 days after demand therefor, indemnify (i) the Administrative Agent for (A) any taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of the Borrowers to do so) and (B) any taxes attributable to such Lender’s failure to comply with the provisions of Section 11.6 relating to the maintenance of a Participant Register and (ii) any Borrower for any taxes described in Section 2.18(a)(i) through (iv) and attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or any Borrower (as applicable) in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any

Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c).

(d)         To the extent permitted by law, each Lender (or Transferee) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (such Lender (or Transferee), a “Non-U.S. Lender”) shall:

(i)                                     on the date it becomes a Lender or Transferee, deliver to each Borrower and the Administrative Agent two properly completed and duly executed originals of either (w) in the case of Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” United States Internal Revenue Service Form W-8BEN or W-8BEN-E (together with a certificate substantially in the form of  Exhibit J-1 through J-4, as applicable, representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Borrower and is not a controlled foreign corporation (within the meaning of Section 881(c)(3)(C) of the Code) (a “United States Tax Compliance Certificate”)), (x) Internal Revenue Service Form W-8BEN, W-8BEN-E or Form W-8ECI, (y) to the extent a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Non-U.S. Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information from each beneficial owner, as applicable (provided that, if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Non-U.S. Lender on behalf of such beneficial owner), or (z) any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under this Agreement;

(ii)                                  deliver to each Borrower and the Administrative Agent two properly completed and duly executed originals of any such form or certification on or before the date that any such form or certification described above expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to each Borrower and the Administrative Agent; and

(iii)                               obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by each Borrower or the Administrative Agent;

except that the forms and certificates described above shall not be required if any change in Requirement of Law has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender (or Transferee) from duly completing and delivering any such form with respect to it and such Lender (or Transferee) so advises each Borrower and the Administrative Agent.  In addition, if a payment made to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to IBM and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by IBM or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by IBM or the Administrative Agent as may be necessary for any Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e)          Each Person that shall become a Participant pursuant to Section 11.6, a Competitive Loan Assignee pursuant to Section 11.7, or a Lender pursuant to Section 11.8, including for this purpose a Lender that arranges a Loan through or transfers a Loan to a different branch of such Lender, shall, upon the effectiveness of the related designation or transfer, be required to provide all of the forms and statements required pursuant to this Section 2.18, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(f)           If any Lender (or Transferee) or the Administrative Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified by any Borrower pursuant to this Section 2.18, it shall promptly notify such Borrower of such refund and shall, within 30 days after receipt of such refund, repay the amount of such refund to such Borrower (to the extent of amounts that have been paid by such Borrower under this Section 2.18 with respect to Non-Excluded Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent and without interest (other than interest actually received from the relevant taxing authority or other Governmental Authority with respect to such refund); provided, however, that such Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to return the amount of such refund (plus interest) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay the amount of such refund to the relevant taxing authority or other Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (f), in no event will any Lender (or Transferee) or the Administrative Agent be required to pay any amount to a Borrower pursuant to this paragraph (f) the payment of which would place the Lender (or Transferee) or the Administrative Agent in a less favorable net after-tax position than the Lender (or Transferee) or the Administrative Agent would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Person.

2.19                        Indemnity.  Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of Eurodollar Loans, or EURIBOR Loans, or Competitive Loans, or in the conversion into Eurodollar Loans or continuation of Eurodollar Loans or EURIBOR Loans, after such Borrower has given a notice requesting or accepting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurodollar Loans, EURIBOR Loans or Competitive Loans on a day which is not the last day of an Interest Period or the applicable Competitive Loan Maturity Date, as the case may be, with respect thereto or (d) the conversion of EURIBOR Loans into ABR Loans denominated in Dollars in accordance with Section 2.16(c)(y).  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued or converted from a EURIBOR Loan to an ABR Loan, for the period from the date of such prepayment or of such failure to borrow, convert or continue or convert from a EURIBOR Loan to an ABR Loan to the last day of the relevant Interest Period (or proposed Interest Period) or, in the case of Competitive Loans, the applicable Competitive Loan Maturity Date (or proposed Competitive Loan Maturity Date), in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin or any positive margin applicable to Index Rate Competitive Loans included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  The obligations contained in this Section 2.19 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

2.20                        Change of Lending Office.  Each Lender (or Transferee) agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16, 2.17 or 2.18 with respect to such Lender (or Transferee), it will, if requested by IBM, use reasonable efforts (subject to overall policy considerations of such Lender (or Transferee)) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.20 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender (or Transferee) pursuant to Section 2.16, 2.17 and 2.18.

2.21                        Extension of Termination Date.  (a)  Each of IBM and IBMCLLC may, by written request (an “Extension Request”) to the Administrative Agent, substantially in the form of Exhibit K, delivered at any time during the 60-day period preceding each anniversary of the Effective Date, request that the Lenders extend the Termination Date then in effect by one year.

(b)         Upon receipt of an Extension Request, the Administrative Agent shall promptly notify each Lender thereof, and each Lender shall notify the Administrative Agent in writing by the deadline (the “Extension Request Deadline”) specified in such Extension Request, which deadline shall in any case not be later than 5:00 P.M., New York City time, on the date which is 30 days after delivery of such Extension Request, of such Lender’s election, in its sole discretion, (i) to extend the Termination Date by one year (provided that the Termination Date shall be so extended only to the extent expressly provided in paragraph (c) below) or (ii) not to extend the Termination Date by one year (any Lender not electing to extend, a “Non-Extending Lender”).  Any Lender that fails to notify the Administrative Agent in writing of its election by the Extension Request Deadline shall be deemed to be a Non-Extending Lender.

(c)          If Lenders whose Revolving Credit Commitments aggregate more than 50% of the Revolving Credit Commitments of all Lenders agree to extend the Termination Date by one year, then the Termination Date shall automatically be so extended, provided that any Lender that became a Non-Extending Lender pursuant to any previous Extension Request shall be deemed to be a Non-Extending Lender in respect of each subsequent Extension Request, and provided, further, that if all Lenders do not agree to extend the Termination Date, then (i) IBM and IBMCLLC shall have the right to cancel any such extension by so notifying the Administrative Agent within five Business Days after the relevant Extension Request Deadline, in which case the Termination Date then in effect shall not be extended and (ii) in the event that such extension is not so cancelled, then, with respect to each Non-Extending Lender, IBM shall either:

(x)  (i) during the six-month period preceding the Termination Date in effect on the date of the relevant Extension Request (the “Existing Termination Date”), on each date on which Loans are borrowed or continued as, or converted into, Eurodollar Loans having an Interest Period ending after the Existing Termination Date, repay the portion of such Non-Extending Lender’s Loans which would otherwise have been part of such borrowing, continuation or conversion and permanently reduce such Non-Extending Lender’s Revolving Credit Commitment by a like amount, (ii) on the Existing Termination Date, terminate the Revolving Credit Commitment of such Non-Extending Lender and repay the then outstanding Loans made by such Non-Extending Lender, together with accrued but unpaid interest, facility fees and all other amounts then due and payable to such Non-Extending Lender hereunder, including, without limitation, amounts payable pursuant to Section 2.19; or

(y)  at any time prior to the Existing Termination Date, cause one or more banks or other financial institutions to purchase at par, pursuant to Section 11.8, such Non-Extending Lender’s Revolving Credit Commitment and outstanding Loans (provided that such banks or other financial institutions agree to extend the Termination Date) (which purchase shall be accompanied by payment of accrued but unpaid interest, facility fees and all other amounts then due and payable to such Non-Extending Lender hereunder, including, without limitation, amounts payable pursuant to Section 2.19), in which case such Non-Extending Lender shall, promptly upon request by IBM or IBMCLLC, agree to transfer its Revolving Credit Commitment and Loans upon the terms and subject to the conditions of Section 11.8 to such banks or other financial institutions (provided that the registration and processing fee referred to therein shall be paid by either IBM or IBMCLLC or the relevant transferee).

2.22                        Defaulting Lenders

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)         fees shall cease to accrue on the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)         the Revolving Credit Commitment and Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.

2.23                        Currency Equivalents

(a)         No later than 2:00 P.M., New York City time, on each Calculation Date, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date with respect to Euros.  The Exchange Rates so determined shall become effective on the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than with respect to Section 2.16 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts from such Euros to Dollars. The Administrative Agent shall promptly notify the Borrowers and the Lenders of each determination of an Exchange Rate hereunder.

(b)         No later than 2:00 P.M., New York City time, on each Reset Date, the Administrative Agent shall determine the aggregate Dollar Amount of the Eurodollar Loans or EURIBOR Loans, as applicable, then outstanding.

(c)          If after giving effect to any determination under clause (b) of this Section and, in each case, to any borrowings and prepayments or repayments of Loans occurring on the applicable Reset Date, (i) the Dollar Amount of outstanding Revolving Credit Loans exceeds an amount equal to 105% of the Revolving Credit Commitments then in effect then the Borrowers shall, within three Business Days after notice thereof from the Administrative Agent, prepay or cause to be prepaid outstanding Revolving Credit Loans, or take other action, to the extent necessary to eliminate any such excess, or (ii) the Dollar Amount of outstanding Revolving Credit Loans exceeds the total Revolving Credit Commitments then in effect for a period of 10 consecutive Business Days, then the relevant Borrower shall, upon three Business Days’ notice thereof from the Administrative Agent, so long as such excess continues, prepay or cause to be prepaid outstanding Revolving Credit Loans or take other action to the extent necessary to eliminate any such excess.

SECTION 3.                            [RESERVED]

SECTION 4.                            REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each Borrower hereby represents and warrants, to the Administrative Agent and each Lender that:

4.1       Organization; Powers.  Each of IBM, IBMCLLC and each Significant Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business in all material respects as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not, individually or in the aggregate, result in a Material Adverse Effect, and (d) in the case of each Borrower, has the power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement or instrument contemplated hereby to which it is or will be a party and to borrow hereunder.

4.2       Authorization.  The execution, delivery and performance by each Borrower of this Agreement and the borrowings and other transactions contemplated hereby (collectively, the “Transactions”) (a) have been duly authorized by all requisite corporate or other organizational action and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, material rule or material regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of IBM, IBMCLLC or any Significant Subsidiary, (B) any material order of any Governmental Authority or (C) any provision of any material indenture, material agreement or other material instrument to which IBM, IBMCLLC or any Significant Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) except as contemplated hereby, result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by IBM, IBMCLLC or any Significant Subsidiary.

4.3       Enforceability.  This Agreement has been duly executed and delivered by each Borrower and constitutes a legal, valid and binding obligation of each Borrower enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws relating to or affecting creditors’ rights generally and (b) general principles of equity.

4.4       Governmental Approvals.  No action, consent or approval of, registration or filing with, or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except (a) such as have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect would not result, individually or in the aggregate, in a Material Adverse Effect and (b) such periodic and current reports, if any, as (i) are required to disclose the Transactions and (ii) will be filed with the SEC on a timely basis.

4.5       Financial Statements.  (a) IBM has heretofore furnished to the Lenders its consolidated statement of financial position and related consolidated statements of earnings, cash flows and stockholders’ equity as of and for the fiscal year ended December 31, 2016, audited by and accompanied by the opinion of PricewaterhouseCoopers, independent accountants.  Such financial statements present fairly the financial position, results of operations, cash flows and changes in stockholders’ equity of IBM and its Subsidiaries in accordance with GAAP.

(b) IBMCLLC has heretofore furnished to the Lenders its combined statement of financial position and related combined statements of earnings, comprehensive income, cash flows and changes in members’ interest as of and for the fiscal year ended December 31, 2016, as set forth in the IBMCLLC Form 10.  Such financial statements present fairly the financial position, earnings, income, cash flows and changes in member’s interest of IBMCLLC in accordance with GAAP.

4.6       No Material Adverse Change.  Except as publicly disclosed in filings by IBM with the SEC prior to the Effective Date and in the IBMCLLC Form 10, between December 31, 2016 and the Effective Date, there has been no development or event which has had a Material Adverse Effect.

4.7       No Material Litigation, etc.  (a)  Except as set forth in the Form 10-K of IBM for its fiscal year ended December 31, 2016, the Form 10-Q of IBM for the fiscal quarter ended March 31, 2017, or in the IBMCLLC Form 10, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of IBM, threatened by or against IBM or any of its Subsidiaries or against any of its or their respective properties, assets or revenues as of the Effective Date (i) with respect to this Agreement or any of the Transactions, or (ii) which involves a probable risk of an adverse decision which would materially restrict the ability of IBM to comply with its obligations under this Agreement.

(b)         None of IBM, IBMCLLC or the Significant Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any order, judgment, writ, injunction or decree of any Governmental Authority, where such violation or default has resulted or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

4.8       Federal Reserve Regulations.  (a)  No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)         No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulation T, U or X.

(c)          After giving effect to the application of the proceeds of each Loan, not more than 25% of the value of the assets of either Borrower and its Subsidiaries (as determined in good faith by IBM) subject to the provisions of Section 7.1 will consist of or be represented by Margin Stock.  In the event any portion of the Loans made to any Borrower constitutes a “purpose credit” within the meaning of Regulation U and the Loans are directly or indirectly secured by any Margin Stock pursuant to the operation of Section 7.1, then, at the time of any borrowing which increases the outstanding amount of Loans, the aggregate “maximum loan value” (within the meaning of Regulation U) of all Margin Stock and all collateral other than Margin Stock which directly or indirectly secures the Loans will be greater than the aggregate principal amount of Loans and other extensions of credit to all Borrowers (whether made by the Lenders or other Persons) which are subject to Regulation T, U or X and which are directly or indirectly secured by such Margin Stock or other collateral.

4.9       Investment Company Act, etc.  No Borrower is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act or (except as contemplated by Section 4.8) any foreign, federal, state or local statute or regulation limiting such Borrower’s ability to incur Borrower Obligations.

4.10                        Tax Returns.  Each of IBM, IBMCLLC and the Significant Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it except taxes, assessments, fees, liabilities, penalties or charges that are being contested in good faith by appropriate proceedings and for which IBM, IBMCLLC or Significant Subsidiary shall have set aside on its books reserves in accordance with GAAP.

4.11                        No Material Misstatements.  The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with this Agreement and the Transactions or included herein or delivered pursuant hereto, taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.12                        ERISA.  Each Borrower is in compliance with all material provisions of ERISA, except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.13                        Use of Proceeds.  The proceeds of all Loans will be used by the Borrowers for general corporate purposes.

4.14                        Anti-corruption Laws.  The Borrowers have implemented and maintain in effect policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrowers and their Subsidiaries, and to the knowledge of the Borrowers, their directors, officers and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Borrowers, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrowers, any agent of the Borrowers or any Subsidiary that will act in any capacity in connection with or receive or direct the application of proceeds from the credit facility established hereby, is a Sanctioned Person.  No Loan or use of proceeds thereof will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 5.                            CONDITIONS PRECEDENT

5.1       Conditions to Effectiveness.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent (the date on which such conditions are satisfied or waived, the “Effective Date”):

(a)  Executed Counterparts.  The Administrative Agent shall have received executed counterparts of this Agreement executed and delivered by duly authorized officers of each of IBM, IBMCLLC, the Administrative Agent and each Lender.

(b)  Closing Certificate.  The Administrative Agent shall have received certificates of IBM and IBMCLLC, in each case dated the Effective Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, and executed by a Responsible Officer and by the Secretary or any Assistant Secretary of IBM or IBMCLLC, as applicable.

(c)  Fees.  The Administrative Agent shall have received the fees to be received on or prior to the Effective Date referred to in Section 2.11(b).

(d)  PATRIOT Act, etc.  The Administrative Agent and the Joint Lead Arrangers shall have received all documentation and other information about the Borrowers as has been reasonably requested in writing at least five days prior to the Effective Date by the Administrative Agent or the Joint Lead Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(e)  Legal Opinions.  The Administrative Agent shall have received the following legal opinions, with a copy for each Lender:

(i)                                     the executed legal opinion of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent, covering such matters reasonably requested by the Administrative Agent; and

(ii)                                  the executed legal opinion of Christina Montgomery, Vice President, Assistant General Counsel and Secretary of IBM, with respect to each of IBM and IBMCLLC.

(f)  Support Agreement.  The Administrative Agent shall have received (i) a duly executed copy of the Support Agreement and (ii) resolutions from the board of managers of IBMCLLC designating the Revolving Credit Loans as “Debt” for all purposes of the Support Agreement.

(g)  364-Day Credit Agreement.  The “Effective Date”, under and as defined in the 364-Day Credit Agreement, dated as of July 20, 2017, among IBM, IBMCLLC, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and parties party thereto, shall have occurred.

(h) No Material Adverse Change.  Except as publicly disclosed in filings by IBM and IBMCLLC with the SEC prior to the Effective Date, no material adverse change shall have occurred between December 31, 2016 and the Effective Date in the business, assets, operations or financial condition of (i) IBM and its subsidiaries taken as a whole or (ii) IBMCLLC and its subsidiaries taken as a whole.

5.2       Conditions to Each Loan.  The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

(a)  Notice.  The Administrative Agent shall have received notice of such borrowing in conformity with the applicable requirements of this Agreement.

(b)  Representations and Warranties.  Each of the representations and warranties made by any Borrower in or pursuant to this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)  No Default.  No Default or Event of Default shall have occurred and be continuing on such date or shall occur after giving effect to the borrowing of the Loans requested to be made on such date.

Each borrowing of a Loan by a Borrower shall constitute a representation and warranty by such Borrower as of the date of such Loan that the conditions contained in paragraphs (b) and (c) of this Section 5.2 have been satisfied.

Notwithstanding any other provision of this Agreement, no Lender shall be obligated to make any Loan to IBM or IBMCLLC, if (i) the adoption of any law, rule or regulation after the date of this Agreement, (ii) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (iii) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, shall make it unlawful for such Lender to make such Loan to IBM or IBMCLLC.

SECTION 6.                            AFFIRMATIVE COVENANTS

Each of the Borrowers agree that, so long as the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, it shall and shall cause each of its Significant Subsidiaries to:

6.1       Existence; Business and Properties.  (a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as would not cause or result in a Default or Event of Default under this Agreement.

(b)         Do or cause to be done all things reasonably necessary to preserve and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; except in each case where the failure to do so would not result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 6.1(b) shall prevent IBM, IBMCLLC or any Subsidiary from (x) discontinuing any of its businesses no longer deemed advantageous to it or discontinuing the operation and maintenance of any of its properties no longer deemed useful in the conduct of its business or (y) selling or disposing of any assets, Subsidiaries or capital stock thereof, in a transaction not prohibited by Section 7.2.

6.2       Financial Statements, Reports, etc.  In the case of IBM or IBMCLLC, as applicable, furnish to the Administrative Agent for distribution to the Lenders:

(a)  as soon as available and in any event within 90 days after the end of each fiscal year, copies of the report filed by IBM and IBMCLLC with the SEC on Form 10-K in respect of such fiscal year, each accompanied by IBM’s annual report in respect of such fiscal year or, if IBM or IBMCLLC, as applicable, is not required to file such a report in respect of such fiscal year, the consolidated statements of financial position and related consolidated statements of earnings, cash flows and stockholders’ equity of IBM and its Subsidiaries or the consolidated statement of financial position and related consolidated statements of earnings, comprehensive income, cash flows and changes in members’ interest of IBMCLLC, as applicable, as of the close of such fiscal year, all audited by PricewaterhouseCoopers or other independent accountants of recognized national standing and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present the financial position, results of operations, cash flows and changes in stockholders’ equity of IBM and its Subsidiaries or the financial position, results of operations, cash flows and changes in members’ interest of IBMCLLC and its Subsidiaries, as applicable, in accordance with GAAP;

(b)  as soon as available and in any event within 50 days after the end of each of the first three quarterly periods of each fiscal year, copies of the unaudited quarterly reports filed by IBM and IBMCLLC with the SEC on Form 10-Q in respect of such quarterly period, or if IBM or IBMCLLC is not required to file such a report in respect of such quarterly period, the unaudited consolidated statements of financial position and related unaudited consolidated statements of earnings, cash flows and stockholders’ equity of IBM and its Subsidiaries or the consolidated statement of financial position and related consolidated statements of earnings, comprehensive income, cash flows and changes in members’ interest of IBMCLLC, as applicable, as of the close of such fiscal quarter, certified by a Responsible Officer of IBM or IBMCLLC, as applicable, as fairly presenting the financial position, results of operations, cash flows and changes in stockholders’ equity of IBM and its Subsidiaries or the financial position, results of operations, cash flows and changes in members’ interest of IBMCLLC and its Subsidiaries, as applicable, in accordance with GAAP, subject to normal year-end audit adjustments which are not expected to be material in amount;

(c)  concurrently with any delivery of financial statements by IBM or IBMCLLC described in paragraph (a) or (b) above (whether contained in a report filed with the SEC or otherwise), a certificate of a Responsible Officer of IBM or IBMCLLC, as applicable, substantially in the form of Schedule 6.2(c);

(d)  promptly after the same become publicly available, copies of (i) all financial statements, notices, reports and proxy materials distributed to stockholders of IBM and (ii) all reports on Form 10-K, 10-Q and 8-K (or their equivalents) filed by IBM or IBMCLLC with the SEC (or with any Governmental Authority succeeding to any or all of the functions of the SEC) pursuant to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; provided, that documents required to be furnished under this paragraph (d)

shall be deemed furnished when made available via the EDGAR (or any successor) system of the SEC;

(e)  promptly, from time to time, such other publicly available documents and information regarding the operations, business affairs and financial condition of IBM, IBMCLLC or any Significant Subsidiary (including information relating to “know your customer” or similar identification procedures), or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; and

(f)  within ten Business Days after the occurrence thereof, written notice of any change in Status; provided that the failure to provide such notice shall not delay or otherwise affect any change in the Applicable Margin or other amount payable hereunder which is to occur upon a change in Status pursuant to the terms of this Agreement.

With respect to the documents referred to in paragraphs (a) through (e) above, IBM shall furnish such number of copies as the Administrative Agent or the Lenders shall reasonably require for distribution to their personnel in connection with this Agreement.

6.3       Notices.  Promptly after any Responsible Officer or the Director of Treasury Operations of IBM or IBMCLLC obtains knowledge thereof, give notice to the Administrative Agent and each Lender of the occurrence of any Default or Event of Default, accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Borrower proposes to take with respect thereto.

6.4       Anti-Corruption Laws.  Maintain in effect and enforce policies and procedures designed to ensure compliance by it, its Subsidiaries and their respective directors, officers and employees, whether acting directly or through agents, with Anti-Corruption Laws and applicable Sanctions.

SECTION 7.                            NEGATIVE COVENANTS

Each Borrower agrees that, so long as the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder:

7.1       Limitation on Secured Debt and Sale and Leaseback Transactions.  (a)  IBM and IBMCLLC will not create, assume, incur or guarantee, and will not permit any Restricted Subsidiary to create, assume, incur or guarantee, any Secured Debt without making provision whereby all Borrower Obligations shall be secured equally and ratably with (or prior to) such Secured Debt (together with, if IBM and IBMCLLC shall so determine, any other Debt of IBM, IBMCLLC or such Restricted Subsidiary then existing or thereafter created which is not by its terms subordinate to the Borrower Obligations) so long as such Secured Debt shall be outstanding unless such Secured Debt, when added to (a) the aggregate amount of all Secured Debt then outstanding (not including in this computation Secured Debt if the Borrower Obligations are secured equally and ratably with (or prior to) such Secured Debt and further not including in this computation any Secured Debt which is concurrently being retired) and (b) the aggregate amount of all Attributable Debt then outstanding pursuant to Sale and Leaseback Transactions entered into by IBM after July 15, 1985, or entered into by a Restricted Subsidiary after July 15, 1985, or, if later, the date on which it became a Restricted Subsidiary (not including in this computation any

Attributable Debt which is concurrently being retired), would not exceed 10% of Consolidated Net Tangible Assets.

(b)         IBM and IBMCLLC will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (a) the sum of (i) the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction, (ii) all Attributable Debt then outstanding pursuant to all other Sale and Leaseback Transactions entered into by IBM after July 15, 1985, or entered into by a Restricted Subsidiary after July 15, 1985, or, if later, the date on which it became a Restricted Subsidiary, and (iii) the aggregate of all Secured Debt then outstanding (not including in this computation Secured Debt if the Borrower Obligations are secured equally and ratably with (or prior to) such Secured Debt) would not exceed 10% of Consolidated Net Tangible Assets or (b) an amount equal to the greater of (i) the net proceeds to IBM or the Restricted Subsidiary of the sale of the Principal Property sold and leased back pursuant to such Sale and Leaseback Transaction and (ii) the amount of Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction, is applied to the retirement of Funded Debt of IBM or any Restricted Subsidiaries (other than Funded Debt which is subordinated to the Loans or which is owing to IBM or any Restricted Subsidiaries) within 180 days after the consummation of such Sale and Leaseback Transaction.

7.2       Mergers, Consolidations and Sales of Assets.  (a)  No Borrower will consolidate with or merge with or into any other Person, except that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, IBM or IBMCLLC may merge with any other U.S. corporation, provided that (i) in the case of any such merger involving IBM, IBM is the surviving corporation, (ii) in the case of any such merger involving IBMCLLC, IBMCLLC is the surviving corporation (unless such merger is with IBM, in which case IBM shall be the surviving corporation), (iii) on the date of consummation of any merger involving IBM, IBM shall deliver to the Administrative Agent a certificate of a Responsible Officer of IBM demonstrating that, on a pro forma basis determined as if such merger had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter, IBM would have been in compliance with Section 7.4(a) as of the last day of such fiscal quarter, and (iv) on the date of consummation of any merger involving IBMCLLC, IBMCLLC shall deliver to the Administrative Agent a certificate of a Responsible Officer of IBMCLLC demonstrating that, on a pro forma basis determined as if such merger had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter, IBMCLLC would have been in compliance with Section 7.4(b) as of the last day of such fiscal quarter.

(b)         Neither IBM nor IBMCLLC will sell, convey or otherwise transfer all or substantially all of its properties or assets to any Person, provided that this paragraph (b) shall not prohibit IBM or IBMCLLC from entering into a merger transaction expressly permitted by Section 7.2(a).

7.3       Margin Regulations.  (a)  No Borrower will permit any part of the proceeds of any Loan to be used in any manner that would result in a violation of, or be inconsistent with, the provisions of Regulation T, U or X.  No Borrower will take, or permit its Subsidiaries to take, any action at any time that would (A) result in a violation of the substitution and withdrawal requirements of Regulation T or U, in the event the same should become applicable to any Loans or this Agreement or (B) cause the representations and warranties contained in Section 4.8 at any time to be other than true and correct.

(b)         Whenever required to ensure compliance with Regulations T, U and X or requested by the Administrative Agent or one or more Lenders, each Borrower will furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, and any other notice or form required under Regulation U, the statements made and information contained in which shall be sufficient, in the good faith opinion of each Lender, to permit the extensions of Loans hereunder in compliance with Regulation U.

7.4       Financial Covenants:

(a)         IBM will not permit the Consolidated Net Interest Expense Ratio, for any period of four consecutive fiscal quarters taken as a single accounting period, to be less than 2.20 to 1.0.

(b)         IBMCLLC will not permit the IBMCLLC Consolidated Tangible Net Worth to be less than $50,000,000 on the last day of each fiscal year of IBMCLLC.

(c)          IBMCLLC will not permit the IBMCLLC Leverage Ratio to be greater than 11.0:1.00 as of the last day of each fiscal quarter of IBMCLLC.

7.5       Anti-Corruption Laws.  Each Borrower and its Subsidiaries shall not use, and shall procure that the respective directors, officers and employees of such Borrower and its Subsidiaries shall not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of  any Sanctions applicable to any party hereto.

7.6       Modifications of Support Agreement.   Each Borrower and its Subsidiaries shall not amend, modify or terminate the Support Agreement in any manner materially adverse to the Lenders.

SECTION 8.                            EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) Any Borrower shall (i) fail to pay any principal of any Loan when due in accordance with the applicable terms of this Agreement or (ii) fail to pay any interest on any Loan, or any fee or other amount, within five Business Days after any such interest, fee or other amount becomes due in accordance with the terms hereof; or

(b)  Any representation or warranty made or deemed made by any Borrower herein or which is contained in any certificate, document or financial or other statement furnished by it at any time pursuant to this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)  IBM shall default in the observance or performance of the agreement contained in Section 7.4(a) or IBMCLLC shall default in the observance or performance of the agreement contained in Section 7.4(b); or

(d)  Any Borrower shall default in the observance or performance of any other agreement contained in this Agreement, and such default shall not be remedied (including, in the case of Section 7.4(c), by a capital contribution from IBM or the taking of other actions sufficient to restore on a pro forma basis the required IBMCLLC Leverage Ratio) for a period of 30 days after written notice thereof shall have been given to IBM or IBMCLLC by the Administrative Agent or the Required Lenders; or

(e)  IBM, IBMCLLC or any Significant Subsidiary shall default in the payment of any principal or interest, regardless of amount, due in respect of any Indebtedness in an aggregate principal amount of $500,000,000 or more, when and as the same shall become due and payable (after the expiration of any applicable grace period); or

(f)  An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of IBM, IBMCLLC or any Significant Subsidiary, or of a substantial part of the property or assets of IBM, IBMCLLC or any Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for IBM, IBMCLLC or any Significant Subsidiary or for a substantial part of the property or assets of IBM, IBMCLLC or any Significant Subsidiary or (iii) the winding-up or liquidation of IBM, IBMCLLC or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(g)  IBM, IBMCLLC or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (f) of this Section 8, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for IBM, IBMCLLC or any Significant Subsidiary or for a substantial part of the property or assets of IBM, IBMCLLC or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;

(h)  One or more judgments for the payment of money which are due and payable in an aggregate amount of $500,000,000 (exclusive of any amount thereof covered by insurance so long as such coverage is not being disputed) or more shall be rendered by a court of competent jurisdiction against IBM, IBMCLLC, any Significant Subsidiary or any combination of IBM, IBMCLLC and Significant Subsidiaries and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed (for this purpose, a judgment shall effectively be stayed during a period when it is not yet due and payable), or any action shall be legally taken by a judgment creditor to levy upon assets or properties of IBM, IBMCLLC or any Significant Subsidiary to enforce any such judgment; or

(i)  the Support Agreement shall for any reason fail to be in full force and effect, or any action shall be taken by any Borrower to discontinue or to assert the invalidity or unenforceability of the Support Agreement.

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) or (g) above with respect to IBM or IBMCLLC, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all fees and other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to IBM and IBMCLLC declare the Commitments to be terminated forthwith, whereupon such

Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to IBM and IBMCLLC, declare the Loans (with accrued interest thereon) and all fees and other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 9.                            THE ADMINISTRATIVE AGENT

9.1       Appointment.  Each Lender hereby irrevocably designates and appoints JPMorgan Chase Bank as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes JPMorgan Chase Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

9.2       Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

9.3       Exculpatory Provisions.  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of any Borrower to perform its obligations hereunder or thereunder.  The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower.

9.4       Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, or all Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the obligations owing by any Borrower hereunder.

9.5       Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6       Non-Reliance on Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7       Indemnification.  The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the amounts owing hereunder) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that (a) no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent and (b) in the event that the Administrative Agent is reimbursed by any Borrower for any amount paid to it by the Lenders pursuant to this Section 9.7, the amount of such reimbursement shall in turn be paid over to the Lenders on a ratable basis.  The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

9.8       Administrative Agent in Its Individual Capacity.  Each of the Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not the Administrative Agent hereunder.  With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

9.9       Successor Administrative Agent.  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign as Administrative Agent at any time by giving notice to the Lenders, IBM and IBMCLLC.  If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be subject to the approval of IBM and IBMCLLC (which approval shall not be unreasonably withheld).  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent shall have given notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders, which successor administrative agent shall be subject to the approval of IBM and IBMCLLC (which approval shall not be unreasonably withheld).  Upon the acceptance of any appointment as Administrative Agent hereunder by a permitted successor, such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the obligations owing hereunder.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

9.10                        Syndication and Documentation Agents.  The Syndication Agents and the Documentation Agents shall not have any duties or responsibilities hereunder in its capacity as such.

SECTION 10.                     [RESERVED]

SECTION 11.                     MISCELLANEOUS

11.1                        Amendments and Waivers. Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1.  The Required Lenders may, or, upon receipt of written consent of the Required Lenders to all terms thereof, the Administrative Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b)

waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Revolving Credit Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this Section 11.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, in each case without the written consent of all the Lenders, (iii) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent, or (iv) except in connection with the establishment of any new tranche of Commitments or Loans hereunder, change Sections 2.15(a) and 11.12(a) in a manner that would alter the pro rata distribution or sharing of payments, or the funding of Loans, required thereby, without the written consent of each Lender adversely affected thereby.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the obligations owing hereunder.  In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary in the foregoing, any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency, it being agreed the Administrative Agent shall provide the Lenders at least five Business Days’ prior written notice of such amendment, and any such amendment shall be deemed approved by the Lenders unless the Administrative Agent shall have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

11.2                        Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of IBM, IBMCLLC and the Administrative Agent, and as notified by each Lender to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the obligations owing hereunder

IBM:

INTERNATIONAL BUSINESS MACHINES CORPORATION

One New Orchard Road

Armonk, New York 10504

Attention: Vice President and Treasurer

Telecopy: 914-499-2883

With a copy to CHQ Legal Department

Telecopy: 914-499-6445

IBMCLLC:	IBM Credit LLC 1 North Castle Drive Armonk, New York, 10504 Attention: Vice President, Finance With a copy to CHQ Legal Department Telecopy: 914-499-6445

The Administrative Agent:

JPMORGAN CHASE BANK, N.A.

500 Stanton Christiana Rd.

NCC5/1st Floor

Newark, Delaware, 19713

Attention: Eugene Tull III

Loan & Agency Services Group

Phone: (302) 634-5881

Fax: (302) 634-4250

E-mail: eugene.h.tulliii@chase.com

With a copy to:

JPMORGAN CHASE BANK

Peter Thauer

383 Madison Avenue, 24th Floor

New York NY 10179

E-mail: peter.thauer@jpmorgan.com

Telephone: (212) 270-6289

Fax: (212) 270-5127

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.3, 2.6, 2.8 or 2.13 shall not be effective until received.

11.3                        No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4                        Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

11.5                        Payment of Expenses.  Each of IBM and IBMCLLC agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of a single counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, including, without limitation, the reasonable fees and disbursements of separate counsel to the Administrative Agent and to each Lender, and (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Syndication Agent, each Documentation Agent, each Joint Lead Arranger, the Administrative Agent and their respective directors, officers, employees and agents (each, an “indemnified person”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including reasonable fees and disbursements of counsel, incurred by or asserted against such indemnified person which arise out of or in connection with any claim, litigation or proceeding relating to this Agreement or any such other documents, or any Loan or any actual or proposed use of proceeds of any Loan or any of the Transactions (all the foregoing in this clause (d) collectively, the “indemnified liabilities”); provided, that no Borrower shall have any obligation hereunder to any indemnified person with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such indemnified person, its affiliates or the directors, officers, employees and agents of such indemnified person, acting as such, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction and provided further, that nothing contained in this Section 11.5 (other than Section 11.5(c)) shall require IBM or IBMCLLC to pay any taxes of any indemnified person or any Transferee or any indemnity with respect thereto.  No indemnified person or IBM or IBMCLLC shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons.  No indemnified person shall be liable for any special, indirect, consequential or punitive damages in connection with this Agreement.  The agreements in this Section 11.5 shall survive repayment of the Loans and the payment of all other amounts payable hereunder.

11.6                        Participations.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (other than a natural person) (each, a “Participant”) participating interests in any Loan owing to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder.  In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such obligation owing to it hereunder for all purposes under this Agreement, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation.  Each Borrower agrees that, while an Event of Default shall have occurred and be continuing, if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.12 as fully as if it were a Lender hereunder.  Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 2.19 with respect to its participation in the Revolving Credit Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.7                        Transfers of Competitive Loans.  (a) Any Competitive Loan Lender, in the ordinary course of its business and in accordance with applicable law, at any time may assign to one or more banks or other entities (each, a “Competitive Loan Assignee”) any Competitive Loan owing to such Competitive Loan Lender, pursuant to a Competitive Loan Assignment executed by the assignor Competitive Loan Lender and the Competitive Loan Assignee.

(b)         Upon such execution, from and after the date of such Competitive Loan Assignment, the Competitive Loan Assignee shall be deemed, to the extent of the assignment provided for in such Competitive Loan Assignment, and subject to the provisions of Sections 11.7(c) and 11.7(d), to have the same rights and benefits of payment and enforcement with respect to such Competitive Loan (including, without limitation, the applicable rights set forth in Sections 2.16, 2.17, 2.18 and 2.19) and the same rights of setoff and obligation to share pursuant to Section 11.12 as it would have had if it were a Competitive Loan Lender hereunder.

(c)          Unless such Competitive Loan Assignment shall otherwise specify and a copy of such Competitive Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with Section 11.9(a), the assignor under the Competitive Loan Assignment shall act as collection agent for the Competitive Loan Assignee thereunder, and the Administrative Agent shall pay all amounts received from the relevant Borrower which are allocable to the assigned Competitive Loan directly to such assignor without any liability to such Competitive Loan Assignee.

(d)         A Competitive Loan Assignee under a Competitive Loan Assignment shall not, by virtue of such Competitive Loan Assignment, become a party to this Agreement or a “Competitive Loan Lender”, or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; provided that (i) the assignor under such Competitive Loan Assignment and such Competitive Loan Assignee may, in their discretion, agree between themselves upon the manner in which such assignor will exercise its rights under this Agreement and any related document, and (ii) if a copy of such Competitive Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with Section 11.9(a), no such amendment, waiver or modification may reduce or postpone any payment of principal or interest in respect of any Competitive Loan assigned to such Competitive Loan Assignee without the written consent of such Competitive Loan Assignee.

(e)          If a Competitive Loan Assignee has caused a Competitive Loan Assignment to be recorded in the Register in accordance with Section 11.9(a), such Competitive Loan Assignee may thereafter, in the ordinary course of its business and in accordance with applicable law, assign the relevant Competitive Loans to any Competitive Loan Lender, to any affiliate or subsidiary of such Competitive Loan Assignee or to any other financial institution that has total assets in excess of $1,000,000,000 and that in the ordinary course of its business extends credit of the same type as the Competitive Loans, and the foregoing provisions of this Section 11.7 shall apply, mutatis mutandis, to any such assignment by a Competitive Loan Assignee.  Except in accordance with the preceding sentence, Competitive Loans may not be further assigned by a Competitive Loan Assignee, subject to any legal or regulatory requirement that the Competitive Loan Assignee’s assets must remain under its control.

(f)           Upon its receipt of a Competitive Loan Assignment executed by an assignor Competitive Loan Lender and a Competitive Loan Assignee, together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which shall not be payable by any Borrower), the Administrative Agent promptly shall (i) accept such Competitive Loan Assignment, (ii) record the information contained therein in the Register and (iii) give notice of such acceptance and recordation to the assignor Competitive Loan Lender, the Competitive Loan Assignee and the relevant Borrower.

11.8                        Assignments.  (a)  any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any affiliate of such Lender or, with the consent of IBM, IBMCLLC and the Administrative Agent (which consent in each case shall not be unreasonably withheld or delayed, and, in the case of IBM or IBMCLLC, shall be deemed to have been given unless IBM or IBMCLLC shall object to such assignment by written notice to the Administrative Agent within ten Business Days after having received notice thereof), to any other Lender or to an additional bank, financial institution or other entity other than a Borrower, an Affiliate of a Borrower or a natural person (each, a “Purchasing Lender”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Assumption, substantially in the form of Exhibit E, executed by such Purchasing Lender and such assigning Lender (and, in the case of a Purchasing Lender that is not an affiliate of the relevant assigning Lender, by IBM, IBMCLLC and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided, that except in the case of an assignment of all of a Lender’s rights and obligations under this Agreement, the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $10,000,000 or such lesser amount as may be consented to by IBM, IBMCLLC and the Administrative Agent.  Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

(b)         Upon its receipt of an Assignment and Assumption executed by an assigning Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not an affiliate of the relevant assigning Lender, by IBM, IBMCLLC and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which shall not be payable by any

Borrower), the Administrative Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders, IBM and IBMCLLC.

11.9                        The Register; Disclosure; Pledges to Federal Reserve Banks.  (a)  The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Competitive Loan Assignment and Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of (i) the names and addresses of the Lenders, the Revolving Credit Commitments of the Lenders, and the principal amount of the Loans owing to each Lender from time to time and (ii) with respect to each Competitive Loan Assignment delivered to the Administrative Agent, the name and address of the Competitive Loan Assignee and the principal amount of each Competitive Loan owing to such Competitive Loan Assignee.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement.  The Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice.

(b)         Each Borrower authorizes each Lender to disclose to any Participant, Competitive Loan Assignee or Purchasing Lender (each, a “Transferee”) and any prospective Transferee, subject to the provisions of Section 11.21 (whether or not, in the case of any Person that is a prospective Transferee, such Person in fact becomes a Transferee), any and all financial information in such Lender’s possession concerning the Borrowers and their respective affiliates which has been delivered to such Lender by or on behalf of any Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of any Borrower in connection with such Lender’s credit evaluation of the Borrowers and their respective affiliates prior to becoming a party to this Agreement.

(c)          Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank or central bank in accordance with applicable law, provided, that in the case of any such pledge or assignment to a central bank, no Borrower will be responsible for the payment of any fees, expenses, duties, imposts, taxes or other amounts in connection therewith.  In order to facilitate such pledge or assignment, each Borrower hereby agrees that, upon request of any Lender at any time and from time to time after such Borrower has made its initial borrowing hereunder, such Borrower shall provide to such Lender, at such Borrower’s own expense, a promissory note, substantially in the form of Exhibit F or G, as the case may be, evidencing the Revolving Credit Loans or Competitive Loans, as the case may be, owing to such Lender.

11.10                 Changing Designations of Competitive Loan Lenders.  (a)  IBM and IBMCLLC shall have the right to change the designation of a Lender or Competitive Loan Lender to (i) cause a Lender to become a Competitive Loan Lender or (ii) cause a Competitive Loan Lender to cease to be a Competitive Loan Lender, provided that no such change shall become effective unless (x) the Lender affected thereby shall in its sole discretion have agreed in writing to such change and (y) prior written notification thereof shall have been delivered to the Administrative Agent and, in the case of clause (i) above, the Administrative Agent shall have approved of such designation (which approval shall not be unreasonably withheld).

11.11                 Replacement of Lenders under Certain Circumstances.  IBM and IBMCLLC shall be permitted to replace any Lender which (a) requests reimbursement pursuant to Section 2.17 or 2.18 (other than with respect to Index Rate Competitive Loans), (b) is affected in the manner described in Section 2.16 (other than with respect to Index Rate Competitive Loans) and as a result thereof any of the actions described in said Section is required to be taken, (c) becomes a Defaulting Lender or (d) fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof that requires the unanimous approval of all of the Lenders, the approval of all of the Lenders affected thereby or the approval of a class of Lenders, in each case in accordance with the terms of Section 11.1, so long as the consent of the Required Lenders shall have been obtained with respect to such amendment, modification, termination, waiver or consent, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) IBM and IBMCLLC shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) IBM and IBMCLLC shall be liable to such replaced Lender under Section 2.19 if any Eurodollar Loan or EURIBOR Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto or any Competitive Loan owing to such replaced Lender shall be paid other than on the relevant Competitive Loan Maturity Date, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.8 (provided that IBM and IBMCLLC shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, IBM and IBMCLLC shall pay all additional amounts (if any) required pursuant to Section 2.17 or 2.18, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights which IBM, IBMCLLC, the Administrative Agent or any other Lender shall have against the replaced Lender.

11.12                 Adjustments; Set-off.  (a)  If any Lender (a “benefitted Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f) or (g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans that are then due and payable, or interest thereon, such benefitted Lender shall purchase at par for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)         In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the relevant Borrower.  Each Lender agrees promptly to notify IBM, IBMCLLC and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

11.13                 Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with IBM and the Administrative Agent.

11.14                 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.15                 Integration.  This Agreement represents the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein.

11.16                 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.17                 Submission To Jurisdiction; Waivers.  Each Borrower hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof, or, to the extent such courts lack subject matter jurisdiction, the Courts of the State of New York, located in the County of New York;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address referred to in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

11.18                 Judgment Related to Borrowings. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder by any Borrower to any party hereto or any holder of the obligations of such Borrower hereunder into another currency, such Borrower agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction such party or holder could purchase Dollars with such other currency for Dollars on the Banking Day immediately preceding the day on which final judgment is given.

(b)         The obligations of each Borrower in respect of any sum due to any  party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Dollars, be discharged only to the extent that, on the Banking Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase Dollars with the Judgment Currency; if the amount of Dollars so purchased is less than the sum originally due to the Applicable Creditor in Dollars, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss, provided, that if the amount of Dollars so purchased exceeds the sum originally due to the Applicable Creditor, the Applicable Creditor agrees to remit such excess to such Borrower. The obligations of the Borrowers contained in this Section 11.18 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

11.19                 Acknowledgements.  Each Borrower hereby acknowledges that:

(a)  it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b)  neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)  no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

11.20                 WAIVERS OF JURY TRIAL.  EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.

11.21                 Confidentiality.  Each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of any Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of any Borrower or any of its Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee or any swap counterparty so long as delivery of such information is made subject to the requirement that such information be kept confidential in the manner contemplated by this Section 11.21, (iii) to its employees or affiliates involved in the administration of this Agreement, directors, agents, attorneys, accountants and other professional advisors (each of which shall be instructed to hold the same in confidence), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, (vii) in connection with the exercise of any remedy hereunder, (viii) to any credit insurance provider relating to any Borrower and its obligations or any rating agency when required by it, provided that, prior to any disclosure, such credit insurance provider or rating agency shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrowers received by it, (ix) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, provided that, prior to any disclosure, the CUSIP Service Bureau or such similar agency shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrowers received by it, or (x) if IBM has consented to such disclosure in writing in its sole discretion.  It is understood and agreed that IBM, IBMCLLC, their Subsidiaries and their respective affiliates may rely upon this Section 11.21 for any purpose, including without limitation to comply with Regulation FD promulgated by the SEC.

11.22                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future permitted holders of the obligations hereunder and their respective successors and permitted assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

11.23                 Incremental Revolving Credit Commitments.  (a)  IBM, IBMCLLC and any one or more Lenders (including New Lenders) may from time to time agree that such Lenders shall provide incremental Revolving Credit Commitments by executing and delivering to the Administrative Agent one or more Incremental Commitment Supplements or, in the case of New Lenders, New Lender Supplements.

(b)         Any additional bank, financial institution or other entity which is not already a Lender, with the consent of IBM, IBMCLLC and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld), can elect to become a party to this Agreement and obtain a Revolving Credit Commitment; such party shall execute a New Lender Supplement (each, a “New Lender Supplement”) with IBM, IBMCLLC and the Administrative Agent, substantially in the form of Exhibit H, whereupon such bank, financial institution or other entity (herein called a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(c)          Any Lender (other than any New Lender) which agrees to provide an incremental Revolving Credit Commitment pursuant to this Section 11.23 shall execute an Incremental Commitment Supplement (each, an “Incremental Commitment Supplement”) with IBM, IBMCLLC and the Administrative Agent, substantially in the form of Exhibit I, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the incremental Revolving Credit Commitment specified therein, and Schedule 1.1 shall be deemed to be amended to reflect such incremental Revolving Credit Commitment.

(d)         If, on the date upon which any Lender (including any New Lender) provides an incremental Revolving Credit Commitment pursuant to this Section 11.23, there is an unpaid principal amount of Revolving Credit Loans, IBM and IBMCLLC shall borrow Revolving Credit Loans from such Lender in an amount determined by reference to the amount of each Type of Revolving Credit Loan (and, in the case of Eurodollar Loans or EURIBOR Loans, of each Eurodollar Tranche or EURIBOR Tranche, respectively) which would then have been outstanding from such Lender if (i) each such Type or Eurodollar Tranche had been borrowed on the date such Lender’s incremental Revolving Credit Commitment was provided, in each case after giving effect thereto and (ii) the aggregate amount of each such Type or Eurodollar Tranche or EURIBOR Tranche requested to be so borrowed had been increased to the extent necessary to give effect, with respect to such Lender, to the borrowing allocation provisions of Section 2.2.  Any Eurodollar Loan or EURIBOR Loan borrowed pursuant to the preceding sentence shall bear interest at a rate equal to the respective interest rates then applicable to the Eurodollar Loans or EURIBOR Loans, as applicable, of the other Lenders in the same Eurodollar Tranche or EURIBOR Tranche, as applicable.

(e)          Notwithstanding anything to the contrary in this Section 11.23, (i) the aggregate amount of incremental Revolving Credit Commitments provided pursuant to this Section 11.23 shall not exceed $500,000,000 and (ii) no Lender shall have any obligation to provide an incremental Revolving Credit Commitment unless it agrees to do so in its sole discretion.

11.24                 USA PATRIOT Act.  Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

11.25                 No Fiduciary Duty, etc.  (a)  Each Borrower acknowledges and agrees that (i) no fiduciary, advisory or agency relationship between any Borrower and the Lender Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Lender Parties have advised or are advising any Borrower on other matters, and each Borrower waives, to the fullest extent permitted by law, any claims it may have against the Lender Parties for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement, and agrees that the Lender Parties will have no liability (whether direct or indirect) to any Borrower in respect of such a fiduciary duty claim in respect of any of the transactions contemplated by this Agreement, (ii) the Lender Parties, on the one hand, and each Borrower, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor does any Borrower rely on, any fiduciary duty to any Borrower or its affiliates on the part of the Lender Parties, (iii) each Borrower is capable of evaluating and understanding, and it understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, (iv) each Borrower has been advised that the Lender Parties are engaged in a broad range of transactions that may involve interests that differ from any Borrower’s interests and that the Lender Parties have no obligation to disclose such interests and transactions to any Borrower, (v) each Borrower has  consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (vi) each Lender Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, any of its affiliates or any other Person or entity and (vii) none of the Lender Parties has any obligation to any Borrower or its affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein or in any other express writing executed and delivered by such Lender Party and such Borrower or any such affiliate.

(b)                                 None of the Lender Parties shall have or be deemed to have a fiduciary relationship with any other Lender Party.  The Lender Parties are not partners or co-venturers, and no Lender Party shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of the Administrative Agent) authorized to act for, any other Lender Party.

11.26                 EU Bail-In.  Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender deemed to be an EEA Financial Institution arising under this Agreement may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

International Business Machines Corporation

By:	/s/ Simon J. Beaumont
Name:	Simon J. Beaumont
Title:	Vice President, Tax and Treasurer

IBM Credit LLC

By:	/s/ Elizabeth Barzelatto
Name:	Elizabeth Barzelatto
Title:	Treasurer

JPMorgan Chase Bank, N.A.,
as Administrative Agent and Lender

By:	/s/ Peter Thauer
Name:	Peter Thauer
Title:	Managing Director

BNP Paribas

By:	/s/ Brendan Heneghan
Name:	Brendan Heneghan
Title:	Director

By:	/s/ Ade Adedeji
Name:	Ade Adedeji
Title:	Vice President

Citibank, N.A.

By:	/s/ Susan M. Olsen
Name:	Susan M. Olsen
Title:	Vice President

Royal Bank of Canada

By:	/s/ Mark Gronich
Name:	Mark Gronich
Title:	Authorized Signatory

Mizuho Bank, Ltd.

By:	/s/ Daniel Guevara
Name:	Daniel Guevara
Title:	Authorized Signatory

Bank of America, N.A., as Lender

By:	/s/ Christopher G. Fallone
Name:	Christopher G. Fallone
Title:	Associate

Barclays Bank PLC

By:	/s/ Christopher M. Aitkin
Name:	Christopher M. Aitkin
Title:	Assistant Vice President

Deutsche Bank AG New York Branch

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Director

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

HSBC Bank USA, National Association

By:	/s/ Jonathan Yip
Name:	Jonathan Yip
Title:	Vice President

Societe Generale

By:	/s/ Paul Dalle-Molle
Name:	Paul Dalle-Molle
Title:	Managing Director

Wells Fargo Bank N.A.

By:	/s/ Sid Khanolkar
Name:	Sid Khanolkar
Title:	Director

Banco Santander, S.A.

By:	/s/ Alejandro Zala
Name:	Alejandro Zala
Title:	Associate

By:	/s/ Paloma Garcia
Name:	Paloma Garcia
Title:	Vice President

Commerzbank AG, New York Branch

By:	/s/ Scott Webster
Name:	Scott Webster
Title:	Director

By:	/s/ Jonas Ryan
Name:	Jonas Ryan
Title:	Associate

Credit Suisse AG, Cayman Islands Branch

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Authorized Signatory

By:	/s/ Tino Schaufelberger
Name:	Tino Schaufelberger
Title:	Authorized Signatory

Goldman Sachs Bank USA

By:	/s/ Ryan Durkin
Name:	Ryan Durkin
Title:	Authorized Signatory

ING Bank N.V., Dublin Branch

By:	/s/ Padraig Matthews
Name:	Padraig Matthews
Title:	Director

By:	/s/ Ciaran Dunne
Name:	Ciaran Dunne
Title:	Director

Sumitomo Mitsui Banking Corp.

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

The Bank of Tokyo-Mitsubishi UFJ, LTD.

By:	/s/ Lillian Kim
Name:	Lillian Kim
Title:	Director

U.S. Bank National Association

By:	/s/ Paul F. Johnson
Name:	Paul F. Johnson
Title:	Vice President

Unicredit Bank AG, New York Branch

By:	/s/ Kimberly Sousa
Name:	Kimberly Sousa
Title:	Managing Director

By:	/s/ Eleni Athanasatos
Name:	Eleni Athanasatos
Title:	Associate Director

Australia and New Zealand Banking Group Limited

By:	/s/ Robert Grillo
Name:	Robert Grillo
Title:	Director

Bank of China, New York Branch

By:	/s/ Raymond Qiao
Name:	Raymond Qiao
Title:	Managing Director

DBS Bank Ltd.

By:	/s/ Loy Hwee Chuan
Name:	Loy Hwee Chuan
Title:	Vice President

PNC Bank, National Association

By:	/s/ Michael Richards
Name:	Michael Richards
Title:	SVP and Managing Director

Standard Chartered Bank

By:	/s/ Daniel Mattern
Name:	Daniel Mattern
Title:	Associate Director

The Toronto-Dominion Bank, New York Branch

By:	/s/ Annie Dorval
Name:	Annie Dorval
Title:	Authorized Signatory

Banco Bilbao Vizcaya Argentaria, S.A., New York Branch

By:	/s/ Brian Crowley
Name:	Brian Crowley
Title:	Managing Director

By:	/s/ Cara Younger
Name:	Cara Younger
Title:	Director

Banco Bradesco S.A., New York Branch

By:	/s/ Adrian A.G. Costa
Name:	Adrian A. G. Costa
Title:	Manager

By:	/s/ Mauro Lopes
Name:	Mauro Lopes
Title:	Manager

Canadian Imperial Bank of Commerce, New York Branch

By:	/s/ Robert Robin
Name:	Robert Robin
Title:	Authorized Signatory

By:	/s/ Melissa Brown
Name:	Melissa Brown
Title:	Authorized Signatory

Danske Bank A/S

By:	/s/ Merete Ryvald
Name:	Merete Ryvald
Title:	Chief Loan Manager

By:	/s/ Gert Carstens
Name:	Gert Carstens
Title:	Senior Loan Manager

Industrial and Commercial Bank of China Limited,
New York Branch

By:	/s/ Yuanyuan Peng
Name:	Yuanyuan Peng
Title:	Vice President

By:	/s/ Dayi Liu
Name:	Dayi Liu
Title:	Director

Lloyds Bank plc

By:	/s/ Daven Popat
Name:	Daven Popat
Title:	Senior Vice President

By:	/s/ Erin Walsh
Name:	Erin Walsh
Title:	Assistant Vice President

Raiffeisen Bank International AG

By:	/s/ J. Geberth
Name:	J. Geberth
Title:	Executive Director

By:	/s/ Natalie Egger-Grunicke
Name:	Natalie Egger-Grunicke
Title:	Director

The Northern Trust Company

By:	/s/ Sophia Love
Name:	Sophia Love
Title:	Senior Vice President

SCHEDULE 1.1 TO
3-YEAR CREDIT AGREEMENT

Revolving Credit Commitment
JPMorgan Chase Bank, N.A.	$150,000,000
Citibank, N.A.	$150,000,000
BNP Paribas	$150,000,000
Royal Bank of Canada	$150,000,000
Mizuho Bank, Ltd.	$125,000,000
Bank of America, N.A.	$100,000,000
Barclays Bank PLC	$100,000,000
Deutsche Bank AG New York Branch	$100,000,000
HSBC Bank USA, National Association	$100,000,000
Societe Generale	$100,000,000
Wells Fargo Bank N.A.	$100,000,000
The Bank of Tokyo-Mitsubishi UFJ, LTD.	$75,000,000
Commerzbank AG, New York Branch	$75,000,000
Credit Suisse AG, Cayman Islands Branch	$75,000,000
Goldman Sachs Bank USA	$75,000,000
ING Bank N.V., Dublin Branch	$75,000,000
Banco Santander, S.A.	$75,000,000
U.S. Bank National Association	$75,000,000
UniCredit Bank AG, New York Branch	$75,000,000
Sumitomo Mitsui Banking Corp.	$75,000,000
Bank of China, New York Branch	$50,000,000
Australia and New Zealand Banking Group Limited	$50,000,000
PNC Bank, National Association	$50,000,000
Standard Chartered Bank	$50,000,000
The Toronto-Dominion Bank, New York	$50,000,000
Banco Bradesco S.A., New York Branch	$25,000,000
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$25,000,000
Canadian Imperial Bank of Commerce, New York Branch	$25,000,000
Danske Bank A/S	$25,000,000
Industrial and Commercial Bank of China Limited, New York Branch	$25,000,000
Lloyds Bank plc	$25,000,000
The Northern Trust Company	$25,000,000
Raiffeisen Bank International AG	$25,000,000
DBS Bank Ltd.	$50,000,000
Total:	$2,500,000,000

SCHEDULE 6.2(c) TO
3-YEAR CREDIT AGREEMENT

[FORM OF COMPLIANCE CERTIFICATE]

COMPLIANCE CERTIFICATE

[For the Fiscal Quarter ending         , 20   ]

[For the Fiscal Year ending         , 20   ]

Pursuant to Section 6.2(c) of the 3-Year Credit Agreement, dated as of July 20, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined unless otherwise defined herein), among International Business Machines Corporation (“IBM”) and its Subsidiary IBM Credit LLC (“IBMCLLC”), (each individually a “Borrower” and together the “Borrowers”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein, the undersigned, the duly elected, qualified and acting Responsible Officer of [IBM][IBMCLLC], hereby certifies that:

1.             During the period of four consecutive fiscal quarters ended on              , 20  , such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows:                      .

[The financial statements referred to in Section 6.2(b) of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate fairly present the financial position, results of operations, cash flows and changes in stockholders’ equity of IBM and its Subsidiaries or the financial position, results of operations, cash flows and changes in members’ interest of IBMCLLC and its Subsidiaries, as applicable, in accordance with GAAP, subject to normal year-end audit adjustments which are not expected to be material in amount.]*

2.             The covenant calculations set forth below are based on IBM’s [unaudited][audited] balance sheet and statements of earnings, cash flows and stockholders’ equity for the fiscal [quarter][year] ended            , 20  , and IBMCLLC’s [unaudited][audited] balance sheet and statements of earnings, cash flows and members’ interest for the fiscal [quarter][year] ended            , 20  , as applicable, copies of which are attached hereto.

*                                         Insert only in Compliance Certificates accompanying financial statements delivered pursuant to Section 6.2(b) of the Credit Agreement.

1.             Consolidated Net Interest Expense Ratio (Section 7.4(a))

The ratio of

1.	the difference between

	1.	the sum of

(1)

earnings before income taxes of IBM and its consolidated Subsidiaries for the period of four consecutive fiscal quarters ended on the date referred to in paragraph (b) above, excluding gains or losses from the divestiture or sale of a business

$
		(2)	Consolidated Net Interest Expense (to the extent deducted in arriving at earnings before income taxes)	$
		(3)	depreciation expense (to the extent deducted in arriving at earnings before income taxes)	$
		(4)	amortization expense (to the extent deducted in arriving at earnings before income taxes)	$
		(5)	restructuring charges made after the Effective Date (to the extent deducted in arriving at earnings before income taxes)	$
		Total of (1), (2), (3), (4) and (5) above		$

and

2.	the sum of

		(1)	cash payments made during such period in respect of restructuring charges made after the Effective Date	$
(2)

payments made during such period for plant, rental machines and other property excluding acquisitions of businesses (net of proceeds received during such period from dispositions of plant, rental machines and other property investment excluding divestitures or sales of businesses)

$
	(3)		investment in software for such period	$

Total of (1), (2) and (3) above	$

equals

3.	Consolidated Adjusted Cash Flow
	(A. minus B.)	$

to

(ii)	the difference between

	A.	total interest cost of IBM and its Subsidiaries for such period	$

and

	B.	interest income of IBM and its Subsidiaries for such period	$

equals

	C.	Consolidated Net Interest Expense	$

(iii)	the Consolidated Net Interest Expense Ratio (Ratio of Consolidated Adjusted Cash Flow (i)(C.) to Consolidated Net Interest Expense (ii)(C.))		: 1.00

2.             IBMCLLC Consolidated Tangible Net Worth (Section 7.4(b))

1.	The sum of

	(1)	The total assets appearing on the consolidated statement of financial position of IBMCLLC and its Subsidiaries most recently delivered to the Administrative Agent		$

2.	minus
		(1)	all liabilities as shown on such statement	$

and

		(2)	intangible assets, (net of any applicable reserves) as shown on or reflected in such statement, to include:

	(i) all trade names, trademarks, licenses, patents, copyrights and goodwill;	$

	(ii) organizational and development costs;	$

	(iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized);	$

	(iv) unamortized debt discount and expense, less unamortized premium.	$

3.	equals

	Consolidated Tangible Net Worth	$

3.             IBMCLLC Leverage Ratio (Section 7.4(c))

Equals			: 1.00

For a more detailed calculation of such ratio, please refer to

	(1)	IBMCLLC’s “Debt-to-Equity Ratio” as reported in IBMCLLC’s periodic report (10-Q or 10-K, as the case may be) covering such fiscal quarter

OR	prior to the first filing of any such periodic report

	(2)	As reported in, and calculated in the manner set forth in the section titled “Management Discussion and Analysis of Results of Operation and Financial Condition” of the IBMCLLC Form 10.

IN WITNESS WHEREOF, the undersigned has hereto set his name.

Dated:             , 20

Title:	[Responsible Officer
of IBM] [[Responsible Officer
of IBMCLLC]

EXHIBIT A TO
3-YEAR CREDIT AGREEMENT

[FORM OF COMPETITIVE LOAN CONFIRMATION]

             , 20

JPMorgan Chase Bank, N.A., as Administrative Agent
383 Madison Avenue, 24th Floor
New York, New York  10179

Reference is made to the 3-Year Credit Agreement, dated as of July 20, 2017, among International Business Machines Corporation (“IBM”) and its Subsidiary IBM Credit LLC (“IBMCLLC”), (each individually a “Borrower” and together the “Borrowers”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

In accordance with Section 2.8(d) of the Credit Agreement, the undersigned accepts and confirms the offers by Competitive Loan Lender(s) to make Competitive Loans to the undersigned on            , 20   [Competitive Loan Borrowing Date] under Section 2.8(b) [index rate] or 2.8(c) [fixed rate] in the (respective) amount(s) set forth on the attached list of Competitive Loans offered.

Very truly yours,

[Name of Borrower]

By:
Title:

[Borrower must attach Competitive Loan offer list prepared by Administrative Agent with accepted amount entered by the Borrower to right of each Competitive Loan offer].

EXHIBIT B TO
3-YEAR CREDIT AGREEMENT

[FORM OF COMPETITIVE LOAN OFFER]

JPMorgan Chase Bank, N.A., as Administrative Agent	, 20
383 Madison Avenue, 24th Floor
New York, New York 10179

Reference is made to the 3-Year Credit Agreement, dated as of July 20, 2017, among International Business Machines Corporation (“IBM”) and its Subsidiary IBM Credit LLC (“IBMCLLC”), (each individually a “Borrower” and together the “Borrowers”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.  In accordance with Section 2.8(b) [index rate] or 2.8(c) [fixed rate] of the Credit Agreement, the undersigned Competitive Loan Lender offers to make Competitive Loans thereunder in the following amounts with the following maturity dates:

Competitive Loan Date: , 20	Aggregate Maximum Amount: $
Maturity Date 1: , 20	Maximum Amount: $ $ offered at * $ offered at *
Maturity Date 2: , 20	Maximum Amount: $ $ offered at * $ offered at *
Maturity Date 3: , 20	Maximum Amount: $ $ offered at * $ offered at *

Very truly yours,

[NAME OF COMPETITIVE LOAN LENDER]

By:
Name:
Title:

*                                         Insert the interest rate offered for the specified loan amount.  In the case of Index Rate Competitive Loans, insert a margin bid.  In the case of Fixed Rate Competitive Loans, insert a fixed rate bid.

Telephone No.:
Fax No.:

2

EXHIBIT C TO
3-YEAR CREDIT AGREEMENT

[FORM OF COMPETITIVE LOAN REQUEST]

JPMorgan Chase Bank, N.A., as Administrative Agent	, 20
383 Madison Avenue, 24th Floor
New York, New York 10179

Reference is made to the 3-Year Credit Agreement, dated as of July 20, 2017, among International Business Machines Corporation (“IBM”) and its Subsidiary IBM Credit LLC (“IBMCLLC”), (each individually a “Borrower” and together the “Borrowers”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

This is [an Index Rate] [a Fixed Rate] Competitive Loan Request** pursuant to Section 2.8(a) of the Credit Agreement requesting quotes for the following Competitive Loans:

	Loan 1	Loan 2	Loan 3
Aggregate Principal Amount	$	$	$
Borrowing Date
Interest Period***
Maturity Date****
Interest Payment Dates*****

Very truly yours,

[Name of Borrower]

By:

Title:

**                                      Pursuant to the Credit Agreement, a Competitive Loan Request may be transmitted in writing or by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.  In any case, a Competitive Loan Request shall contain the information specified in the second paragraph of this form.

***                                 Insert only in an Index Rate Competitive Loan Request.

****                            In an Index Rate Competitive Loan Request, insert last day of Interest Period.

*****                       Insert only in a Fixed Rate Competitive Loan Request.

EXHIBIT D TO

3-YEAR CREDIT AGREEMENT

[FORM OF CLOSING CERTIFICATE]

Pursuant to Section 5.1(b) of the 3-Year Credit Agreement, dated as of July 20, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined unless otherwise defined herein), among International Business Machines Corporation (“IBM”) and its Subsidiary IBM Credit LLC (“IBMCLLC”), (each individually a “Borrower” and together the “Borrowers”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein, the undersigned [            ], a Responsible Officer of [IBM][IBMCLLC], hereby certifies as follows:

1.             The representations and warranties of [IBM][IBMCLLC] contained in the Credit Agreement or in any certificate, document or financial or other statement furnished by or on behalf of [IBM][IBMCLLC] pursuant to or in connection with the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

2.             No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to any Loans to be made on the date hereof;

3.                                  is and at all times since                       20  , has been the duly elected and qualified [Assistant] Secretary of [IBM][IBMCLLC] and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature;

and the undersigned [Assistant] Secretary of [IBM][IBMCLLC] hereby certifies as follows:

4.             There are no liquidation or dissolution proceedings pending or to my knowledge threatened against [IBM][IBMCLLC], nor to my knowledge has any other event occurred affecting or threatening the corporate existence of [IBM][IBMCLLC];

5.             [IBM][IBMCLLC]is a corporation duly organized, validly existing and in good standing under the laws of [            ];

6.             Attached hereto as Exhibit A is a complete and correct copy of resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of [IBM][IBMCLLC] on          , 20  ; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of [IBM][IBMCLLC]now in force relating to or affecting the matters referred to therein;

7.             Attached hereto as Exhibit B is a complete and correct copy of the [by-laws][limited liability agreement][operating agreement] of [IBM][IBMCLLC]as in effect at all times since                  , 20   to and including the date hereof; and attached hereto as Exhibit C is a true and complete copy of the [certificate of incorporation][articles of incorporation] of [IBM][IBMCLLC]as in effect at all times since                    , 20   to and including the date hereof; and

8.             The following persons are now duly elected and qualified officers of [IBM][IBMCLLC] holding the offices indicated next to their respective names below, and such officers have held such offices with [IBM][IBMCLLC]at all times since                 , 20   to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of [IBM][IBMCLLC]the Credit Agreement and any certificate or other document to be delivered by [IBM][IBMCLLC]pursuant to the Credit Agreement:

Name	Office	Signature

[ ]

[Assistant] Secretary

IN WITNESS WHEREOF, the undersigned have hereto set our names

Title: [ ]	Title: [Assistant] Secretary

Date: , 20

2

EXHIBIT E TO
3-YEAR CREDIT AGREEMENT

[FORM OF ASSIGNMENT AND ASSUMPTION]

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](1)]

3.	Borrower(s):

(1)  Select as applicable.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement

5.	Credit Agreement:

3-Year Credit Agreement, dated as of July 20, 2017, International Business Machines Corporation, a New York corporation and its Subsidiary IBM Credit LLC, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein

2

6.                                      Assigned Interest:

Facility Assigned(2)	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(3)
	$	$		%
	$	$		%
	$	$		%

Effective Date:                 , 20   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information  (which may contain material non-public information about the Borrowers and their affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Title:

(2)         Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being      assigned under this Assignment (e.g. “Revolving Credit Commitment,”).

(3)         Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

3

Consented To:

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:
Name:
Title:

IBM CREDIT LLC

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[Consents required only to the extent expressly provided for in Section 11.8 of the Credit Agreement.]

Accepted for Recordation in the Register:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

4

ANNEX 1

3-Year Credit Agreement, dated as of July 20, 2017 among International Business Machines Corporation, a New York corporation and its Subsidiary IBM Credit LLC, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement (iii) the financial condition of the Borrowers, any of their Subsidiaries or affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.5 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2.   Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT F TO
3-YEAR CREDIT AGREEMENT

[FORM OF REVOLVING CREDIT LOAN PROMISSORY NOTE](1)

REVOLVING CREDIT LOAN PROMISSORY NOTE

$	New York, New York
, 20

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a              corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [NAME OF LENDER] (the “Lender”) at the office of JPMorgan Chase Bank, N.A. (together with its successors in such capacity, the “Administrative Agent”), located at 383 Madison Avenue, 24th Floor, New York, New York 10179, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) [AMOUNT IN WORDS] DOLLARS ($     ), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement, as hereinafter defined.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.10 of such Credit Agreement.

The holder of this promissory note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.

This promissory note (a) has been issued pursuant to Section 11.9(c) of the 3-Year Credit Agreement, dated as of July 20, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”) and its Subsidiary IBM Credit LLC (“IBMCLLC”), (each individually a “Borrower” and together the “Borrowers”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein, (b) is subject to the provisions of the Credit Agreement and (c) is subject to prepayment in whole or in part as provided in the Credit Agreement.

(1)                                 With appropriate modifications, this form may be used to evidence Swing Line Loans.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this promissory note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this promissory note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[NAME OF BORROWER]

By:
Title:

2

Schedule A
to Revolving Credit Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B
to Revolving Credit Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT G TO
3-YEAR CREDIT AGREEMENT

[FORM OF COMPETITIVE LOAN PROMISSORY NOTE]

COMPETITIVE LOAN PROMISSORY NOTE

$	New York, New York
, 20

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a                corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [NAME OF LENDER]  (the “Competitive Loan Lender”) at the office of JPMorgan Chase Bank, N.A. (together with its successors in such capacity, the “Administrative Agent”), located at 383 Madison Avenue, 24th Floor, New York, New York 10179, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) [AMOUNT IN WORDS]   DOLLARS ($    ), or, if less, (b) the aggregate unpaid principal amount of each Competitive Loan which is made by the Competitive Loan Lender to the Borrower pursuant to Section 2.7 of the Credit Agreement, as hereinafter defined.  The principal amount of each Competitive Loan evidenced hereby shall be payable on the maturity date therefor set forth on the schedule annexed hereto and made a part hereof or on a continuation of such schedule which shall be attached hereto and made a part hereof (the “Grid”).  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of each Competitive Loan evidenced hereby, at the rate per annum set forth in respect of such Competitive Loan on the Grid, calculated on the basis of a year of 360 days and actual days elapsed from the date of such Competitive Loan until the due date thereof (whether at the stated maturity, by acceleration or otherwise), except as otherwise provided in Section 2.10 of the Credit Agreement.  Interest on each Competitive Loan evidenced hereby shall be payable on the date or dates set forth in respect of such Competitive Loan on the Grid.  Competitive Loans evidenced by this promissory note may not be prepaid.

The holder of this promissory note is authorized to endorse on the Grid the date, amount, interest rate, interest payment dates and maturity date in respect of each Competitive Loan made pursuant to Section 2.7 of the Credit Agreement, and each payment of principal with respect thereto.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed.  The failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Borrower in respect of such Competitive Loan.

This promissory note (a) has been issued pursuant to Section 11.9(c) of the 364-Day Credit Agreement, dated as of July 20, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”) and its Subsidiary IBM Credit LLC (“IBMCLLC”), (each individually a

“Borrower” and together the “Borrowers”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein, (b) is subject to the provisions of the Credit Agreement and (c) is subject to prepayment in whole or in part as provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this promissory note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this promissory note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[NAME OF BORROWER]

By:
Title:

2

SCHEDULE OF COMPETITIVE LOANS
[NAME OF BORROWER], as Borrower
3-Year Credit Agreement dated as of July 20, 2017

Date of Loan	Amount of Loan	Interest Rate	Interest Payment Dates	Maturity Date	Payment Date	Authorization

EXHIBIT H TO
3-YEAR CREDIT AGREEMENT

[FORM OF NEW LENDER SUPPLEMENT]

SUPPLEMENT, dated                  , to the 3-Year Credit Agreement, dated as of July 20, 2017 as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”) and its Subsidiary IBM Credit LLC (“IBMCLLC”), (each individually a “Borrower” and together the “Borrowers”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein.

W I T N E S S E T H :

WHEREAS, the Credit Agreement provides in Section 11.23(b) thereof that any bank, financial institution or other entity, although not originally a party thereto, may become a party to the Credit Agreement with the consent of IBM, IBMCLLC and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld) by executing and delivering to IBM and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, the undersigned hereby agrees as follows:

1.     The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by IBM, IBMCLLC and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Revolving Credit Commitment of $                  .

2.     The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.18(d) of the Credit Agreement.

3.     The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

4.     Terms defined in the Credit Agreement shall have their defined meanings when used herein.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By:
Title:

Accepted this day of
, 20 .

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:
Title:

Accepted this day of
, 20 .

IBM CREDIT LLC

By:
Title:

Accepted this day of
, 20 .

JPMORGAN CHASE BANK, N.A., as Administrative Agent

2

By:
Title:

3

EXHIBIT I TO
3-YEAR CREDIT AGREEMENT

[FORM OF INCREMENTAL COMMITMENT SUPPLEMENT]

SUPPLEMENT, dated                  , to the 3-Year Credit Agreement, dated as of July 20, 2017 as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”) and its Subsidiary IBM Credit LLC (“IBMCLLC”), (each individually a “Borrower” and together the “Borrowers”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein.

W I T N E S S E T H :

WHEREAS, the Credit Agreement provides in Section 11.23(c) thereof that any Lender may increase the amount of its Revolving Credit Commitment by executing and delivering to IBM, IBMCLLC and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned now desires to increase the amount of its Revolving Credit Commitment under the Credit Agreement;

NOW THEREFORE, the undersigned hereby agrees as follows:

1.     The undersigned agrees, subject to the terms and conditions of the Credit Agreement, that on the date this Supplement is accepted by IBM, IBMCLLC and the Administrative Agent it shall have its Revolving Credit Commitment increased by $              , thereby making the amount of its Revolving Credit Commitment $              .

2.     Terms defined in the Credit Agreement shall have their defined meanings when used herein.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By:
Title:

Accepted this day of
, 20 .

INTERNATIONAL BUSINESS MACHINES CORPORATION

By:
Title:

Accepted this day of
, 20 .

IBM CREDIT LLC

By:
Title:

Accepted this day of
, 20 .

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Title:

2

EXHIBIT J-1 TO
3-YEAR CREDIT AGREEMENT

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the to the 3-Year Credit Agreement, dated as of July 20, 2017 as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”) and its Subsidiary IBM Credit LLC (“IBMCLLC”), (each individually a “Borrower” and together the “Borrowers”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent, IBM and any Borrower with a certificate of its Non-U.S. Lender status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform any Borrower, IBM and the Administrative Agent, and (2) the undersigned shall have at all times furnished any Borrower, IBM and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT J-2 TO
3-YEAR CREDIT AGREEMENT

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the to the 3-Year Credit Agreement, dated as of July 20, 2017 as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”) and its Subsidiary IBM Credit LLC (“IBMCLLC”), (each individually a “Borrower” and together the “Borrowers”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its Non-U.S. Lender status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT J-3 TO
3-YEAR CREDIT AGREEMENT

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the to the 3-Year Credit Agreement, dated as of July 20, 2017 as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”) and its Subsidiary IBM Credit LLC (“IBMCLLC”), (each individually a “Borrower” and together the “Borrowers”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) a certificate of Non-U.S. Lender status on IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by a certificate of Non-U.S. Lender status on IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT J-4 TO
3-YEAR CREDIT AGREEMENT

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the to the 3-Year Credit Agreement, dated as of July 20, 2017 as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”) and its Subsidiary IBM Credit LLC (“IBMCLLC”), (each individually a “Borrower” and together the “Borrowers”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent, IBM and any Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) a certificate of Non-U.S. Lender status on IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by a certificate of Non-U.S. Lender Status on IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform any Borrower, IBM and the Administrative Agent, and (2) the undersigned shall have at all times furnished any Borrower, IBM and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT K TO
3-YEAR CREDIT AGREEMENT

[FORM OF EXTENSION REQUEST]

JPMorgan Chase Bank, N.A., as Administrative Agent	, 20
383 Madison Avenue, 24th Floor
New York, New York 10179

Reference is made to the 3-Year Credit Agreement, dated as of July 20, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Business Machines Corporation (“IBM”), and its Subsidiary IBM Credit LLC (“IBMCLLC”), (each individually a “Borrower” and together the “Borrowers”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the Syndication Agents and Documentation Agents named therein. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to Section 2.21(a) of the Credit Agreement, we hereby request that the Lenders extend the Termination Date now in effect by a period of one year, to the date November   , 20  .  The Extension Request Deadline related to this Extension Request shall be            , 20  .(1)

The undersigned represents that as of the date of this Extension Request (i) the representations and warranties of [IBM] [IBMCLLC] contained in the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof (except to the extent such representations and warranties expressly relate to an earlier date) and (ii) no Default or Event of Default has occurred and is continuing.

Very truly yours,

[INTERNATIONAL BUSINESS MACHINES CORPORATION][IBM CREDIT LLC]

By:
Title:

(1)                                 The Extension Request Deadline shall be no later than 30 days after delivery of this Extension Request to the Administrative Agent.